Exhibit 10.2

PRIMORIS SERVICES CORPORATION

$50,000,000

3.65% Senior Secured Notes, Series A, due December 28, 2022

$25,000,000

Private Shelf Facility

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

Dated December 28, 2012

SCHEDULES AND EXHIBITS

INFORMATION SCHEDULE
SCHEDULE A	—	Series A Purchaser Schedule
SCHEDULE B	—	DEFINED TERMS
SCHEDULE 5.3	—	Disclosures
SCHEDULE 5.4(a)	—	Organization; Capital Securities
SCHEDULE 5.4(b)	—	Existing Liens on Capital Securities
SCHEDULE 5.4(c)	—	Certain Restrictions
SCHEDULE 5.12(c)	—	ERISA Matters
SCHEDULE 5.15(b)	—	Future Liens
SCHEDULE 5.15(c)	—	Restrictions on Indebtedness
SCHEDULE 5.20	—	Real Property
SCHEDULE 5.21	—	Labor Matters
SCHEDULE 5.24	—	Insurance Summary
SCHEDULE 9.2	—	Insurance Requirements
SCHEDULE 10.1(c)	—	Existing Indebtedness Permitted by Section 10.2(d)
SCHEDULE 10.1(g)	—	Existing Indebtedness
SCHEDULE 10.2(c)	—	Existing Liens
SCHEDULE 10.7	—	Line of Business
SCHEDULE 10.8(a)	—	Existing Investments in Subsidiaries
SCHEDULE 10.8(f)	—	Existing Investments

EXHIBIT 1-A	—	Form of Series A Note
EXHIBIT 1-B	—	Form of Shelf Note
EXHIBIT 2.2(d)	—	Form of Request for Purchase
EXHIBIT 2.2(f)	—	Form of Confirmation of Acceptance
EXHIBIT 4.4(a)	—	Form of General Counsel Opinion
EXHIBIT 4.4(b)	—	Form of Senior Agent Opinion
EXHIBIT 7.2	—	Form of Compliance Certificate
EXHIBIT B-1	—	Form of Guaranty Agreement
EXHIBIT B-2	—	Form of Intercreditor Agreement
EXHIBIT B-3	—	Form of Security Agreement
EXHIBIT B-4	—	Form of Subordination Agreement

PRIMORIS SERVICES CORPORATION

2100 McKinney Ave., Suite 1500
Dallas, TX 75201

$50,000,000 3.65% Senior Secured Notes, Series A, due December 28, 2022

$25,000,000 Private Shelf Facility

December 28, 2012

To Each of the Purchasers Listed in

Schedule A hereto (each a “Series A Purchaser”)

To Prudential Investment Management, Inc. (“Prudential”)

To each other Prudential Affiliate which becomes

bound by this Agreement as hereinafter

provided (together with the Series A Purchasers, each,

a “Purchaser” and collectively, the “Purchasers”):

Ladies and Gentlemen:

PRIMORIS SERVICES CORPORATION, a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.3, (the “Company”), agrees with each of the Purchasers as follows:

Section 1.                                          AUTHORIZATION OF NOTES.

Section 1.1                                                           Authorization of Issue of Series A Notes.

The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 3.65% Senior Secured Notes, Series A, due December 28, 2022 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series A Notes”).  The Series A Notes shall be substantially in the form set out in Exhibit 1-A.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are references to a Schedule or an Exhibit attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 1.2                                                           Authorization of Issue of Shelf Notes.

The Company will authorize the issue of its additional senior secured promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 13) in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.2(f), and to be substantially in the form of Exhibit 1-B attached hereto.  The terms “Note” and “Notes” as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

Section 2.                                          SALE AND PURCHASE OF NOTES.

Section 2.1                                                           Sale and Purchase of Series A Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Series A Purchaser and each Series A Purchaser will purchase from the Company, at the Series A Closing provided for in Section 3.1, Series A Notes in the principal amount specified opposite such Series A Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non- performance of any obligation by any other Purchaser hereunder.

Section 2.2                                                           Sale and Purchase of Shelf Notes.

(a)                                 Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in Section 1.2, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

(b)                                 Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

(c)                                  Periodic Spread Information.  Provided no Default or Event of Default exists, not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential.  The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility.  Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Notes at the spreads specified.  Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided.  Prudential may suspend or terminate providing information pursuant to this Section 2.2(c) for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement.

(d)                                 Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (which shall be quarterly, with interest being payable in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing for such purchase and sale, (vi) certify that the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit 2.2(d) attached hereto.  Each Request for Purchase shall be in writing signed by the Company and shall be deemed made when received by Prudential.

(e)                                  Rate Quotes.  Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.2(d), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase.  Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

(f)                                   Acceptance.  Within the Acceptance Window with respect to any interest rate quotes provided pursuant to Section 2.2(e), the Company may, subject to Section 2.2(g), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase.  Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being an “Accepted Note”) as to which such acceptance (an “Acceptance”) relates.  The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  Subject to Section 2.2(g) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes.  As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 2.2(f) attached hereto (a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

(g)                                  Market Disruption.  Notwithstanding the provisions of Section 2.2(f), if Prudential shall have provided interest rate quotes pursuant to Section 2.2(e) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with Section 2.2(f) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange, London, or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes.  If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.2(g) are applicable with respect to such Acceptance.

(h)                                 Fees.

(i)                                                             Structuring Fee.  The Company will pay to Prudential in immediately available funds the fees (the “Structuring Fee”) described in the fee letter dated the date hereof between the Company and Prudential.

(ii)                                                          Issuance Fee.  The Company will pay to each Purchaser in immediately available funds a fee (the “Issuance Fee”) on each Closing Day occurring on or after January 1, 2013 in an amount equal to 0.10% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.

(iii)                                                       Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale a fee (the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days for such Accepted Note (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.3.

(iv)                                                      Cancellation Fee.  If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.2(f) or the penultimate sentence of Section 3.3 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning in Section 2.2(h)(iii).  The foregoing bid and ask prices shall be as reported by TradeWeb LLC (or, if such data for any reason ceases to be available through TradeWeb LLC, any publicly available source of similar market data).  Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place.  In no case shall the Cancellation Fee be less than zero.

Section 3.                                          CLOSING.

Section 3.1                                                           Series A Closing.

The sale and purchase of the Series A Notes to be purchased by each Series A Purchaser shall occur at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, TX 75201, at 10:00 a.m., Central time, at a closing (the “Series A Closing”) on December 28, 2012 or on such other Business Day thereafter on or prior to December 31, 2012 as may be agreed upon by the Company and the Series A Purchasers (the day of the Series A Closing being the “Series A Closing Day”).  At the Series A Closing the Company will deliver to each Series A Purchaser the Series A Notes to be purchased by such Series A Purchaser in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Series A Closing and registered in such Series A Purchaser’s name (or in the name of its nominee), against delivery by such Series A Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2208141 at Private Bank & Trust, 120 S. LaSalle Street, Chicago, IL 60603,

ABA Number 071006486.  If at the Series A Closing the Company shall fail to tender such Series A Notes to any Series A Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to such Series A Purchaser’s satisfaction, such Series A Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Series A Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Series A Purchaser’s satisfaction or such failure by the Company to tender such Notes.  The Series A Closing and each Shelf Closing are referred to as a “Closing”.

Section 3.2                                                           Facility Closings.

Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, TX 75201 or at such other place pursuant to the directions of Prudential, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on such Closing Day, dated the date of such Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.

Section 3.3                                                           Rescheduled Facility Closings.

If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.2(h)(iii) or (ii) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

Section 4.                                          CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing for such Notes is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:

Section 4.1                                                           Representations and Warranties.

The representations and warranties of the Company in this Agreement and of each of the Note Parties in the other Note Documents shall be correct when made and at the time of the applicable Closing (except to the extent of changes caused by the transactions herein contemplated).

Section 4.2                                                           Performance; No Default; No Material Adverse Effect.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing.  Before and after giving effect to the issue and sale of such Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since December 31, 2011 that would have been prohibited by Section 10 had such Sections applied since such date.

Section 4.3                                                           Certificates.

(a)                                 Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Section 4.1, Section 4.2 and Section 4.9 have been fulfilled.

(b)                                 Secretary’s Certificate.  Each Note Party shall have delivered to such Purchaser each of the following:

(i)                                                             copies of the resolutions of the board of directors or equivalent governing body of each of the Note Parties approving the Note Documents to which it is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Note Documents to which it is a party, in each case certified as such by the Secretary or an Assistant Secretary of such Note Party and attached to the certificate described in Section 4.3(b)(ii) below (provided that for any Closing Day occurring after the Series A Closing Day, the Company may certify that there has been no change to any applicable authorization or approval since the date on which it was most recently delivered to such Purchaser under this Section 4.3(b)(i) as an alternative to the further delivery thereof);

(ii)                                                          a certificate of the Secretary or an Assistant Secretary of each of the Note Parties certifying the names and true signatures of the officers of such Note Party authorized to sign the Note Documents to which it is a party and the other documents to be delivered hereunder (provided that for any Closing Day occurring after the Series A Closing Day, the Secretary or an Assistant Secretary and one other officer of the Company may certify that there has been no change to the officers of the Company authorized to sign Accepted Notes and other documents to be delivered therewith since the date on which a certificate setting forth the names and true signatures of such officers, as described above, was most recently delivered to such Purchaser under this Section 4.3(b)(ii), as an alternative to the further delivery thereof); and

(iii)                                                       copies of (a) the certificate of incorporation (or similar) and the bylaws of the Company and (b) the operating agreement or similar governing document of each Guarantor in each case certified as such by the Secretary or an Assistant Secretary of such Note Party and attached to the certificate described in Section 4.3(b)(ii) (provided, that for any Closing, the Company may certify that there has been no change to any applicable constitutive document of the Company and the Guarantors since the date on which it was most recently delivered to such Purchaser under this Section 4.3(b), as an alternative to the further delivery thereof).

Section 4.4                                                           Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from the General Counsel of the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from counsel to the Senior Agent, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs counsel for the Senior Agent to deliver such opinion to the Purchasers) and (c) from Baker Botts L.L.P., the Purchasers’ special counsel in connection with such transactions.

Section 4.5                                                           Purchase Permitted By Applicable Law, etc.

On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6                                                           Sale of Other Notes.

Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Schedule A (in the case of the Series A Notes) or the applicable Confirmation of Acceptance (in the case of Shelf Notes).

Section 4.7                                                           Payment of Fees.

(a)                                 Without limiting the provisions of Section 15.1, the Company shall have paid to Prudential and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to Section 2.2(h)(i), any Issuance Fee due pursuant to Section 2.2(h)(ii) and any Delayed Delivery Fee due pursuant to Section 2.2(h)(iii).

(b)                                 Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

Section 4.8                                                           Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for such Notes.

Section 4.9                                                           Changes in Corporate Structure.

Other than as permitted by this Agreement or otherwise disclosed to the holders, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

Section 4.10                                                    Funding Instructions.

With respect to the Series A Closing only, at least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3.1 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11                                                    Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12                                                    Certain Documents.  Such Purchaser shall have received the following:

(i)                                                             The Note(s) to be purchased by such Purchaser at such Closing.

(ii)                                                          The Guaranty Agreement to be delivered to such Purchaser at such Closing in accordance with the terms hereof, duly executed and delivered by each party required to be a Guarantor hereunder.

(iii)                                                       The Intercreditor Agreement duly executed and delivered by each party required to be a party thereto, which shall be in form and substance satisfactory to such Purchaser.

(iv)                                                      The Security Agreement executed by each Note Party and the other Security Documents duly executed and delivered by each Note Party party required to be a party thereto.

(v)                                                         The Perfection Certificate executed by each Note Party.

(vi)                                                      A good standing certificate for each of the Company and the Guarantors from the Secretary of State of their respective states of incorporation or formation dated of a recent date prior to such Closing and such other evidence of the status of the Company and each Guarantor as such Purchaser may reasonably request.

(vii)                                                   [Omitted.]

(viii)                                                Evidence of all such actions as such Purchaser shall reasonably require to perfect the Liens created pursuant to the Security Documents, including (i) unless otherwise excepted in the Security Documents, as applicable, the delivery to the Collateral Agent of all property with respect to which possession is necessary or desirable for the purpose of perfecting such liens, (ii) with respect to Collateral covered by the Security Documents, the filing of appropriately completed and duly authorized Uniform Commercial Code financing statements, and (iii) with respect to all Collateral constituting certificated Capital Securities in any Note Party or any of their Subsidiaries, to the extent required in the Security Documents, delivery to the Collateral Agent of original stock certificates and stock transfer powers with regard to all of the applicable Capital Securities.

(ix)                                                      Evidence reasonably satisfactory to such Purchaser that the Liens created by the Security Documents constitute first priority liens (except for any liens expressly permitted in the Note Documents), including satisfactory Uniform Commercial Code or other applicable search reports and satisfactory authorizations to file releases of Liens or termination statements with respect to any existing prior liens to be released.

(x)                                                         Certificates of insurance satisfactory to such Purchaser in all respects evidencing the existence of all insurance required to be maintained by the Note Parties and all other terms of the Note Documents, together with loss payable endorsements in favor of the Collateral Agent and additional insured endorsements in favor of the Collateral Agent and the holders of Notes.

(xi)                                                      Evidence that the Senior Credit Agreement is (or substantially simultaneously shall be) in full force and effect, together with a fully executed copy thereof and of each other Senior Credit Document  requested by such Purchaser, which shall be in form and substance satisfactory to such Purchaser.

(xii)                                                   A certificate of a responsible officer of the Note Parties certifying on behalf of the Note Parties as to the solvency of the Note Parties and their Subsidiaries (taken as a whole), as of the date of Closing, after giving effect to the sale of the Notes, and the funding of the initial loans under the Senior Credit Agreement, in form and substance satisfactory to such Purchaser.

Section 5.                                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1                                                           Organization; Power and Authority.

The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and is duly qualified as a corporation company and in good standing in each jurisdiction in which such qualification is required by law except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each other Note Party is (i) duly organized and validly existing in good standing under the laws of its state of organization and (ii) duly qualified as a foreign corporation or other business entity and in good standing in each jurisdiction in which such qualification is required by law except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Each of the Company and the other Note Parties has the limited liability company, partnership, corporate or other organizational power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Note Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2                                                           Authorization, etc.

The execution, delivery and performance by each of the Company and the other Note Parties of this Agreement, the Notes and the other Note Documents to which such Person is a party and the to which each is a party are within such Person’s limited liability company, partnership, corporate or other organizational power and have been duly authorized by all necessary limited liability company, partnership, corporate or equivalent action.  This Agreement, the Notes and the other Note Documents constitute, or upon the execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company and the Note Parties party thereto, enforceable against the Company and such Note Parties in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3                                                           Disclosure.

This Agreement and the documents, certificates or other writings (including the financial statements listed on Schedule 5.3 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to the applicable Closing being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since the end of the most recent Fiscal Year for which audited financial statements have been furnished, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4                                                           Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)                                 Schedule 5.4(a) contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers, and (iv) each class of the Company’s capital stock or similar equity interests issued and outstanding, in each case as of the date hereof.

(b)                                 All of the outstanding shares of capital stock or similar equity interests of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4(b) and except for Liens permitted by Section 10.2).

(c)                                  No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4(c) and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5                                                           Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6                                                           Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company and each of the other Note Parties of this Agreement, the Notes and the other Note Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens arising under any of the Note Documents) in respect of any property of the Company or any other Note Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any other Note Party is bound or by which the Company or any other Note Party or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any other Note Party or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any other Note Party.

Section 5.7                                                           Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the each of the Company and the other Note Parties of each of this Agreement, the Notes and the other Note Documents, (other than any consent or approval which has been obtained and is in full force and effect and filings required to evidence the Liens arising under the Security Documents).

Section 5.8                                                           Litigation; Observance of Agreements, Statutes and Orders.

(a)                                 There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9                                                           Taxes.

The Company and  its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other Material taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any such taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U. S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2009.

Section 5.10                                                    Title to Property; Leases.

Each Note Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights) , free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.2.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Liens permitted by Section 10.2 and filings for which termination statements have been delivered to the Collateral Agent and the Purchasers.

Section 5.11                                                    Licenses, Permits, etc.

(a)                                 The Company and each other Note Party own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)                                 To the best knowledge of the Company, no product or service of the Company or any other Note Party infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)                                  To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any other Note Party with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12                                                    Compliance with ERISA.

(a)                                 The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                 The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the case of any single Plan and by more than $10,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)                                  Except as disclosed on Schedule 5.12(c), the Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)                                 The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not material.

(e)                                  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13                                                    Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14                                                    Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Series A Notes for (i) Capital Expenditures and (ii) general corporate purposes and will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company or any of its Subsidiaries in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the Consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15                                                    Existing Indebtedness; Future Liens.

(a)                                 Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 10.1.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary  that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)                                 Except as disclosed in Schedule 5.15(b), neither the Company nor any of the other Note Parties has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

(c)                                  Neither the Company nor any other Note Party is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Note Party, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any of the Company and the other Note Parties, except as specifically indicated in Schedule 5.15(c).

Section 5.16                                                    Foreign Assets Control Regulations, etc.

(a)                                 Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program,  or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause

(iii), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)                                 No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U. S. Economic Sanctions.

(c)                                  Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U. S. Economic Sanctions.

(1)                                 Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U. S. or non-U. S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)                                 To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and

(3)                                 No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

(d)                                 Neither the sale of the Notes by the Company hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(e)                                  Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(f)                                   No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company and its Subsidiaries.

Section 5.17                                                    Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18                                                    Environmental Matters.

(a)                                 Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)                                  Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually, or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)                                 Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)                                  All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19                                                    Hostile Tender Offers.

None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

Section 5.20                                                    Real Property.

Set forth on Schedule 5.20 is a complete and accurate list, as of the date hereof, of the address of all real property owned or leased by any Note Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

Section 5.21                                                    Labor Matters.

Except as set forth on Schedule 5.21, no Note Party is subject to any labor or collective bargaining agreement.  There are no existing or threatened strikes, lockouts or other labor disputes involving any Note Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Note Parties are in substantial compliance with the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

Section 5.22                                                    Subordinated Debt.

Other than in respect of Indebtedness subject to the Subordination Agreement (Rockford), the subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the holders of the Notes.  All obligations of the Note Parties arising under the Notes and the other Note Documents constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt, other than in respect of Indebtedness subject to the Subordination Agreement (Rockford).

Section 5.23                                                    Solvency.

On the date hereof, and immediately prior to and after giving effect to the issuance of the Notes and the use of the proceeds thereof, with respect to each Note Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

Section 5.24                                                    Insurance.

Set forth on Schedule 5.24 is a complete and accurate summary of the property and casualty insurance program of the Note Parties as of the date hereof (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, deductibles, self-insured retention, and a description in reasonable detail of any fronting arrangement or other risk assumption arrangement involving any Note Party).  Each Note Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Note Parties, in such amounts, with such deductibles/self-insured retentions and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Note Parties operate.

Section 6.                                          REPRESENTATIONS OF THE PURCHASERS.

Section 6.1                                                           Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2                                                           Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)                                 the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                                 the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                                  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this Section 6.2(c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this Section 6.2(d); or

(e)                                  the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this Section 6.2(e); or

(f)                                   the Source is a governmental plan; or

(g)                                  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this Section 6.2(g); or

(h)                                 the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.                                          INFORMATION AS TO COMPANY.

Section 7.1                                                           Financial and Business Information.

The Company shall deliver to each holder of any of the Notes that is an Institutional Investor:

(a)                                 Quarterly Statements -- within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Senior Credit Agreement or the date on which such corresponding financial statements are delivered under the Senior Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each Fiscal Quarter in each Fiscal Year of the Company (other than the last Fiscal Quarter of each such Fiscal Year), duplicate copies of,

(i)                                                             a consolidated balance sheet and statement of cash flows of the Company and its Subsidiaries as at the end of such Fiscal Quarter, and

(ii)                                                          a consolidated statement of income, of the Company and its Subsidiaries, for such Fiscal Quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at:  http//www.prim.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)                                 Annual Statements -- within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Senior Credit Agreement or the date on which such corresponding financial statements are delivered under the Senior Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each Fiscal Year of the Company, duplicate copies of

(i)                                                             a consolidated balance sheet and statement of cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, and

(ii)                                                          a consolidated statement of income of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c)                                  Guarantor Financial Information.  The Company shall furnish, or cause to be furnished, information regarding the business affairs, operations and financial condition of each Guarantor to the extent reasonably requested by the Required Holders.  The Company represents and warrants to each Purchaser that (i) each Guarantor shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and (ii) any of the Required Holders and/or the Collateral Agent shall have the right pursuant to Section 7.3 to inspect the books and records of each Guarantor and make extracts therefrom.  If the Company ceases to be publicly traded, then the Company agrees to immediately advise the holders of any development, condition or event that may have a Material Adverse Effect.

(d)                                 Projections.  As soon as practicable, and in any event not later than 60 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with the projections delivered by the Company to the Purchasers prior to the date hereof or otherwise in a manner reasonably satisfactory to the Required Holders, accompanied by a certificate of a Senior Officer of the Company on behalf of the Company to the effect that (a) such projections were prepared by the Company in good faith, (b) the Company has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

(e)                                  Subordinated Debt Notices.  Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

(f)                                   SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(g)                                  Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(h)                                 ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)                                                             with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                                                          the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)                                                       any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(i)                                     Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(j)                                    Resignation or Replacement of Auditors -- within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request.

(k)                                 Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any holder of Notes.

Section 7.2                                                           Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer in the form of Exhibit 7.2 attached hereto (a “Compliance Certificate”) setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)                                 Covenant Compliance -- the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of this Agreement, including Section 10.11, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence).  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)                                 Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3                                                           Visitation Rights.

The Company shall permit the representatives of each holder of any of the Notes that is an Institutional Investor:

(a)                                 No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4                                                           Electronic Delivery.

Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (f) or (k) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements:

(i)                                                             such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;

(ii)                                                          the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC;

(iii)                                                       such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or

(iv)                                                      the Company shall have filed any of the items referred to in Section 7.1(f) or Section 7.1(k) with the SEC and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided however, that in the case of any clauses (ii), (iii) or (iv), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.                                          PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1                                                           Required Prepayments; Maturity.

(a)                                 Series A Notes.  The Company will prepay the Series A Notes at par and without payment of the Make-Whole Amount or any premium on the dates and in the principal amounts set forth below (or such lesser principal amount as shall then be outstanding):

DATE	AMOUNT
December 28, 2016	$7,142,857.14
December 28, 2017	$7,142,857.14
December 28, 2018	$7,142,857.14
December 28, 2019	$7,142,857.14
December 28, 2020	$7,142,857.14
December 28, 2021	$7,142,857.14

, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 or 8.3, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1(a) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment.

(b)                                 Shelf Notes.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2 or 8.3, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment.

As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2                                                           Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes (subject to the final sentence of this Section 8.2), in an amount that is an integral multiple of $100,000 and not less than $5,000,000, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.  If a Default or an Event of Default exists at the time the Company gives any written notice of optional prepayment, such notice shall be given to the holders of all Notes of all Series then outstanding, and the optional prepayment shall be made with respect to all Series of Notes rather than solely with respect to the Notes of a particular Series.

Section 8.3                                                           Mandatory Prepayments.

(a)                                 Change of Control.

(i)                                                             Notice of Change of Control or Control Event.  The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give written notice of such Change of Control or Control Event to each holder of any of the Notes.  If a Change of Control has occurred, such notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.3(a)(ii) and shall be accompanied by the certificate described in Section 8.3(a)(v).

(ii)                                                          Offer to Prepay Notes.  The offer to prepay Notes contemplated by this Section 8.3(a) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, each of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Change of Control Prepayment Date”).  Such Proposed Change of Control Prepayment Date shall be not less than 10 days and not more than 30 days after the date of such offer (if the Proposed Change of Control Prepayment Date shall not be specified in such offer, the Proposed Change of Control Prepayment Date shall be the 20th day after the date of such offer).

(iii)                                                       Acceptance; Rejection.  The Company shall, on or before the seventh day prior to the Proposed Change of Control Prepayment Date, give telephonic re-notification and confirmation thereof to each holder which shall have designated a recipient of such notices in either Schedule A attached hereto or by notice in writing to the Company.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3(a) by causing a notice of such acceptance to be delivered to the Company on or before the fifth day prior to the Proposed Change of Control Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3(a) on or before such date shall be deemed to constitute an acceptance of such offer by such holder.

(iv)                                                      Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3(a) shall be at 100% of the principal amount of the Notes, together with interest accrued to the actual date of such prepayment and Make-Whole Amount, if any.

(v)                                                         Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3(a) shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Change of Control Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3(a); (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Change of Control Prepayment Date and Make-Whole Amount, if any; (v) that the conditions of this Section 8.3(a) have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

(b)                                 Offer to Prepay Notes in Other Circumstances.

(i)                                                             Notice of Other Events.  The Company will promptly give to each holder of Notes written notice of the occurrence of any event described in clauses (c) through (e) of this Section 8.3.  Each such notice shall contain and constitute an offer to prepay the Notes as described in Section 8.3(b)(ii) and shall be accompanied by the certificate described in Section 8.3(b)(v).

(ii)                                                          Offer to Prepay Notes.  Each offer to prepay Notes contemplated by the foregoing clause (i) shall be an offer to prepay, in accordance with and subject to this Section 8.3(b), Notes held by each holder (in this case only (without limitation of any other provision hereof), “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner), in an amount (which amount shall consist of both principal and, only in the case of Section 8.3(d) and Section 8.3(e), the Make-Whole Amount, if any, with respect thereto) equal to the Modified Ratable Portion of the Net Cash Proceeds and on the date specified in such offer (the “Proposed Other Prepayment Date”).  Such Proposed Other Prepayment Date shall be not more than five days after the receipt of Net Cash Proceeds by the Company or the applicable Subsidiary (subject to reinvestment rights in the case of an event described in clause (c) below) in respect of the event specified in clauses (c) through (e) of this Section 8.3, as the case may be.

(iii)                                                       Acceptance.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3(b) by causing a notice of such acceptance to be delivered to the Company on or before the fifth day prior to the Proposed Other Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3(b) on or before such date shall be deemed to constitute an acceptance of such offer by such holder; provided that an offer to prepay made pursuant to this Section 8.3(b) arising out of an event described in Section 8.3(d), on or before such date shall be deemed to constitute a rejection of such offer by such holder.

(iv)                                                      Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.3(b) shall be in an amount equal to the applicable Modified Ratable Portion, and, except in the case of an event describe in Section 8.3(d) which gives rise to a required prepayment pursuant to this Section 8.3(b), the Make-Whole Amount, if any, determined for the date of prepayment with respect to such principal amount.  Interest on such principal amount accrued to the date of prepayment shall also be due and payable on such date.  The prepayment shall be made on the Proposed Other Prepayment Date.

(v)                                                         Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.3(b) shall be accompanied by a certificate, executed by a Responsible Officer and dated the date of such offer, specifying: (a) the Proposed Other Prepayment Date; (b) that such offer is made pursuant to this Section 8.3(b); (c) the principal amount of each Note offered to be prepaid; (d) the interest and Make-Whole Amount, if any, that would be due on each Note offered to be prepaid, accrued to the Proposed Other Prepayment Date; (e) that the conditions of this Section 8.3(b) have been fulfilled; and (f) in reasonable detail, the nature and scheduled consummation date of the transaction pursuant to which such prepayment offer is being made.

(c)                                  Net Cash Proceeds of Asset Dispositions.  The Company will offer to prepay Notes in accordance with the provisions of Section 8.3(b) and this Section 8.3(c) if the Company or any Note Party shall at any time or from time to time make a Disposition with respect to any property that, pursuant to Section 10.6, results in a requirement to prepay the Notes and that gives rise to a Modified Ratable Portion; provided that in the case of any such Disposition, so long as no Default or Event of Default then exists or would result therefrom, if the Company states in its notice of such event that the Company or the relevant other Note Party intends to reinvest, within 180 days of the applicable Disposition, (i) the Net Cash Proceeds thereof, in the event that the assets subject to such Disposition constituted Collateral, in property, all or substantially all (as determined by the Collateral Agent) of which property is purchased with such Net Cash Proceeds shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent or (ii) the Net Cash Proceeds thereof, in the event that the assets subject to such Disposition did not constitute Collateral, in assets similar to the assets which were subject to such Disposition or in property which is otherwise used or useful in the business of the Company and the other Note Parties and, in each case, such property is located within the United States, then the Company shall not be required to make a mandatory prepayment under Section 8.3(b) in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such assets or property within such 180 day period or committed to be reinvested within 90 days thereafter.  Promptly after the end of such 180 day period (or such 90 day period, if applicable), the Company shall notify the holders of the Notes and the Collateral Agent as to whether the Company or such other Note Party has reinvested such Net Cash Proceeds in such similar assets or property, and, to the extent such Net Cash Proceeds have not been so reinvested, the Company shall promptly comply with clause (b)(iv) of this Section 8.3.  If the Required Holders or the Collateral Agent so request, all proceeds of such Disposition shall be deposited with the Collateral Agent (or its agent) and held by it as Collateral.

(d)                                 Net Cash Proceeds of Issuance of Capital Securities.  The Company will offer to prepay Notes in accordance with the provisions of Section 8.3(b) and this Section 8.3(d) if, after the date of Closing, the Company or any Subsidiary shall receive Net Cash Proceeds from any issuance of Capital Securities of any Note Party (excluding (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to the Company or another Note Party) that gives rise to a Modified Ratable Portion and a Default or Event of Default then exists.  The Company acknowledges that its performance hereunder shall not limit the rights and remedies of the holders of the Notes for any breach of the terms of the this Agreement or the other Note Documents.

(e)                                  Net Cash Proceeds of Incurrence of Indebtedness.  The Company will offer to prepay the Notes in accordance with the provisions of Section 8.3(b) and this Section 8.3(e) if, after the date of Closing, the Company or any Subsidiary shall issue any Indebtedness of any Note Party (excluding Indebtedness permitted by Section 10.1) that gives rise to a Modified Ratable Portion and a Default or Event of Default then exists or would result therefrom.  The Company acknowledges that its performance hereunder shall not limit the rights and remedies of the holders of the Notes for any breach of Section 10.1 hereof or any other terms of the Note Documents.

Section 8.4                                                           Allocation of Partial Prepayments.

In the case of any partial prepayment of the Notes of any Series, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding (or in the case of a prepayment pursuant to Section 8.3, all the Notes the holders of which shall have accepted, or be deemed to have accepted, the offer to prepay such Notes) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5                                                           Maturity; Surrender, etc.

In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6                                                           Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except upon the payment or prepayment of the Notes of such Series in accordance with the terms of this Agreement and the Notes of such Series.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7                                                           Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of (i) the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over (ii) the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.

For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.5% over  the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1”  (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U. S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U. S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by the U. S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U. S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U. S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.5 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8                                                           Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 9.                                          AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding and, if no Notes are outstanding, for so long as the Company may request the purchase of any Shelf Notes hereunder:

Section 9.1                                                           Compliance with Law.  Without limiting Section 10.14, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and the other laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2                                                           Insurance.  Maintain, and cause each other Note Party to maintain the insurance required by this Section 9.2 at all times (or, to the extent consistent with prudent business practice, a program of self-insurance) with responsible insurance companies.  The Company shall maintain, and cause each other Note Party to maintain, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.2 and shall have insured amounts no less than, and deductibles or self-insured retentions no higher than as is customarily maintained by companies similarly situated,;

and, upon request of the Required Holders or the Collateral Agent, furnish to the holders of the Notes and the Collateral Agent original or electronic copies of policies evidencing such insurance if then available, or if not then available, within three (3) Business Days of the date such policies become available to the Company, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Note Parties.  The Company shall cause each issuer of an insurance policy to provide the Collateral Agent and the holders with an endorsement (i) showing the Collateral Agent as loss payee with respect to each policy of property or casualty insurance and naming the Collateral Agent as an additional insured, where permissible, with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to the Collateral Agent and the holders prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Collateral Agent and the Required Holders.  The Company shall execute and deliver to the Collateral Agent and the holders of the Notes a collateral assignment, in form and substance satisfactory to the Collateral Agent and the Required Holders, of each business interruption insurance policy maintained by the Company.

UNLESS THE COMPANY PROVIDES THE COLLATERAL AGENT AND THE HOLDERS OF THE NOTES WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS, AND IN THE EVENT THE COMPANY FAILS TO PURCHASE FURTHER OR OTHER INSURANCE AS REASONABLY REQUIRED BY THE COLLATERAL AGENT AND THE REQUIRED HOLDERS IN ORDER TO BE IN COMPLIANCE WITH THE INSURANCE COVERAGE REQUIREMENTS OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS, THE COLLATERAL AGENT MAY PURCHASE INSURANCE AT THE COMPANY’S EXPENSE TO PROTECT THE COLLATERAL AGENT’S INTERESTS IN THE COLLATERAL.  SUCH INSURANCE MAY, BUT NEED NOT, PROTECT ANY NOTE PARTY’S INTERESTS.  THE COVERAGE THAT THE COLLATERAL AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY NOTE PARTY IN CONNECTION WITH THE COLLATERAL.  THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE COLLATERAL AGENT, BUT ONLY AFTER PROVIDING THE COLLATERAL AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT.  IF THE COLLATERAL AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO THE OUTSTANDING PRINCIPAL AMOUNT OF THE NOTES.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE NOTE PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

Section 9.3                                                           Maintenance of Properties.  The Company will, and will cause each of the other Note Parties to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any such other Note Party from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4                                                           Payment of Taxes and Claims.  The Company will, and will cause each of the other Note Parties to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any other Note Party, provided that neither the Company nor any other Note Party need pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested by the Company or such Note Party on a timely basis in good faith and in appropriate proceedings, and the Company or a Note Party has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Note Party.

Section 9.5                                                           Corporate Existence, etc.  Subject to Section 10.3, the Company will at all times preserve and keep in full force and effect its corporate existence.  The Company will at all times preserve and keep in full force and effect the corporate existence of each of the other Note Parties (unless merged into the Company or another Note Party) and all rights and franchises of the Company and the other Note Parties unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6                                                           Books and Records.  The Company will, and will cause each of the other Note Parties to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such other Note Party, as the case may be.  The Company will, and will cause each of the other Note Parties to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and Dispositions of assets.  The Company and the other Note Parties have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and Dispositions of assets and the Company will, and will cause each of the other Note Parties to, continue to maintain such system.

Section 9.7                                                           Collateral; Subsequently Acquired Subsidiaries.

(a)                                 It is the intent of the parties that all obligations of the Note Parties under the Note Documents shall be guaranteed by (i) each Domestic Subsidiary of the Company, whether now existing or hereafter acquired or created and (ii) any other Subsidiary any other Subsidiary that guarantees or otherwise becomes liable at any time in respect of any Indebtedness under the Senior Credit Agreement or the other Senior Credit Documents, and shall be, to the extent set forth in the Security Documents, secured by substantially all the property and assets of each of the Note Parties, whether now existing or hereafter acquired, including, without limitation, securities accounts, accounts, chattel paper, instruments, deposit accounts, investment property, documents, contracts, letter-of-credit rights, general intangibles, equipment, inventory, permits, patents, trademarks, copyrights, trade names, service marks, Capital Securities issued by the Company’s Subsidiaries or other Persons and other properties  acquired after the date hereof, to the extent required by the Security Documents.

(b)                                 At the Company’s expense, the Company shall execute and deliver (and, where applicable, authorize the filing of), and shall cause the other Note Parties to execute and deliver (and, where applicable, authorize the filing of), any and all financing statements, continuation statements and amendments and other instruments, agreements or other documents, and take all action (including, without limitation, filing all Uniform Commercial Code financing statements, continuation statements and amendments, filing or recording mortgages and deeds of trust and filing assignments or other documents customarily filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office) that may be required under applicable law, or that the Required Holders or the Collateral Agent may reasonably request in order to effectuate the transactions contemplated by the Note Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests and Liens created or purported to be created by the Security Documents or in order to effectuate the intent of the parties set forth in clause (a) of this Section 9.7.

(c)                                  At the Company’s expense, the Company shall:  (a) (x) cause each subsequently acquired or organized Domestic Subsidiary, within 30 days after such acquisition or organization (or, if earlier, on the date such Subsidiary Guaranties or otherwise becomes liable at any time in respect of any Indebtedness under the Senior Credit Agreement or the other Senior Credit Documents), and (y) any other Subsidiary that guarantees or otherwise becomes liable at any time in respect of any Indebtedness under the Senior Credit Agreement or the other Senior Credit Documents, concurrently therewith, to execute and deliver (1) a joinder to the Subsidiary Guaranty (in the form contemplated thereby), pursuant to which such Subsidiary shall become a Guarantor and shall agree to be bound by the terms and provisions thereof, (2) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary as the Required Holders may reasonably request, (3) certificates in form and substance substantially similar to the certificates described in Section 4.3(b), and (4) the Security Agreement and each Security Document that the Required Holders or the Collateral Agent may request in order to grant the Collateral Agent a valid, first priority perfected pledge or security interest in, to the extent required by the Security Documents, substantially all of the assets and properties of such Subsidiary, including without limitation, any outstanding Capital Securities of any other Subsidiary or other Person which may be held by such Subsidiary; (b) deliver or cause such Subsidiary to deliver to the Collateral Agent all certificates, stock powers and other documents required by the Security Documents executed by such Subsidiary, or take or cause such Subsidiary to take such other actions, all as may be necessary to provide the Collateral Agent with a first priority perfected pledge of and security interest in all outstanding Capital Securities owned or held by such Subsidiary, to the extent so required by the Security Documents; provided, that nothing in this clause (c) shall in any way limit or modify the right of the holders of the Notes to enforce the provisions of Section 10.

(d)                                 Any security interests and Liens described in this Section 9.7 shall be created under the Security Documents and other security agreements, pledge agreements, assignments and other instruments, agreements and other documents in form, scope and substance reasonably satisfactory to the Required Holders and to the Collateral Agent, and at the Company’s expense, the Company will deliver or cause to be delivered to the Collateral Agent all such instruments, agreements and other documents, including, without limitation, legal opinions, landlord and warehousemen Lien waivers and lien searches, as the Required Holders or the Collateral Agent shall reasonably request to evidence compliance with this Section 9.7.

Section 9.8                                                           Information Required by Rule 144A.  The Company will, upon the request of the holder of any Note, provide such holder, and any Qualified Institutional Buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

Section 9.9                                                           Covenant to Secure Notes Equally.  The Company will, if it or any other Note Party shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.2 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17.1), make or cause to be made effective provision whereby the Notes and the Subsidiary Guaranty will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured; provided, that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of Section 10.2.

Section 9.10                                                    Notes and Guaranty Agreements to Rank Pari Passu.  All payment obligations arising under this Agreement and the Notes shall be maintained at a rank (i) not less than pari passu with all other Notes from time to time issued and outstanding hereunder, without any preference among themselves and (ii) not less than pari passu with all other secured Indebtedness (actual or contingent) of the Company.  All payment obligations of each Guarantor under the Subsidiary Guaranty in respect of the Notes and the Subsidiary Guaranty shall be maintained (i) at a rank pari passu with all payment obligations of such Guarantor under the Subsidiary Guaranty and the Notes guaranteed thereby, without any preference among themselves and (ii) not less than pari passu in respect of all other secured Indebtedness (actual or contingent) of such Guarantor.

Section 9.11                                                    ERISA.

(a)                                 Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)                                 Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)                                  Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

Section 9.12                                                    Environmental Covenants.

(a)                                 The Company will promptly notify each holder of Notes of and provide such holder with copies of any written notifications of violations or written notifications of discharges or releases or threatened releases or discharges of a Hazardous Material on, upon, into or from any property of any Note Party, or any property where any Note Party is conducting operations, which are received or are given or required to be given by or on behalf of any Note Party to any federal, state or local Tribunal if any of the foregoing could reasonably be expected to have a Material Adverse Effect.  Copies of such notifications shall be delivered to the holders at the same time as they are delivered to any Tribunal.

(b)                                 If any release or threatened release or other disposal of Hazardous Material shall occur or shall have occurred on any real property or any other assets of any Note Party, the Company shall, or shall cause the applicable Note Party to, cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.

(c)                                  Without limiting the generality of the foregoing, the Company shall, and shall cause each other Note Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Note Party of activities in response to the release or threatened release of a Hazardous Material.  To the extent that the transportation of Hazardous Material is permitted by this Agreement, the Company shall, and shall cause the other Note Parties to, dispose of such Hazardous Materials, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

Section 9.13                                                    Deposit Accounts.  Unless the Required Holders otherwise consent in writing, in order to facilitate the Collateral Agent’s and the holders’ maintenance and monitoring of the Collateral Agent’s security interests in the Collateral, maintain all of their principal deposit accounts with the Collateral Agent and/or any other depositary institution party to the Intercreditor Agreement.

Section 9.14                                                    Permissible Payments.  So long as there is compliance, on a Pro Forma Basis, with the financial covenants contained in Section 10.11 hereof, the Company may (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) subject to clause (g) hereof, make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt, (e) set aside funds for any of the foregoing, (f) may make regularly scheduled payments of interest and principal in respect of Subordinated Debt to the extent permitted under the subordination provisions thereof, and (g) pay any Earn-Outs; provided that, for purposes of clarification, Subsidiaries of the Company shall at all times be permitted to make dividends or distributions to any of the Note Parties.

Section 9.15                                                    [Omitted].

Section 9.16                                                    Further Assurances.  At any time or from time to time upon the request of the Required Holders, the Company will, and will cause its Subsidiaries to, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Required Holders may reasonably request in order to effect fully the purposes of the Note Documents.

Section 9.17                                                    Post-Closing Requirements.  Within 60 days of the date hereof (or such reasonable additional days as necessary to comply with applicable law in respect of the dissolution required below), the Company shall provide to the Series A Purchasers and any other holder of a Note evidence satisfactory to such holders that Onquest Heaters, Inc. dissolved and neither the Company nor any of its Subsidiaries owns any of the Capital Securities issued by Onquest Heaters, Inc.

Section 10.                                   NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding and, if no Notes are outstanding, for so long as the Company may request the purchase of any Shelf Notes hereunder:

Section 10.1                                                    Indebtedness.  The Company will not, and will not permit any other Note Party to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness of any Note Party under the Note Documents;

(b)                                 Indebtedness in respect of the Senior Credit Agreement; provided, that such Indebtedness, and the Senior Lenders, shall at all times remain subject to the Intercreditor Agreement;

(c)                                  Indebtedness secured by Liens permitted by Section 10.2(d) (including Indebtedness set forth on Schedule 10.1(c) attached hereto), and extensions, renewals and refinancings thereof subject to compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 10.11 herein;

(d)                                 Indebtedness of the Company to any Guarantor or Indebtedness of any Guarantor to the Company or to another Guarantor;

(e)                                  Subordinated Debt provided that (i) the Company is in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 10.11 herein including compliance, on a Pro Forma Basis, with the Fixed Charge Coverage Ratio such that the denominator also includes the greater of $7,500,000 or the actual maximum amount of annual principal amortization under all of the Notes regardless of whether or not such amortization has occurred in the past 12 months; and (ii) the aggregate amount of Subordinated Debt shall not exceed 0.5x Consolidated EBITDA, on a Pro Forma Basis, calculated as of the date such Subordinated Debt is, or is to be, issued;

(f)                                   Indebtedness in the form of Hedging Obligations permitted under Section 10.16;

(g)                                  Indebtedness existing on the date hereof and set forth in Schedule 10.1(g) and extensions, renewals and replacements of any such Indebtedness (including any unfunded commitments in respect thereof) with Indebtedness of a similar type that does not increase the outstanding principal amount thereof;

(h)                                 Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions to the extent permitted under Section 10.8 and purchasers in connection with Dispositions permitted under Section 10.6; and

(i)                                     other unsecured Indebtedness subject to compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 10.11 herein.

Section 10.2                                                    Liens.  Subject to Section 10.11(d), the Company will not, and will not permit any of the other Note Parties to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)                                 Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(b)                                 Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding

Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(c)                                  any Lien on any property or asset of any of the Company and/or any other Note Party existing on the date hereof and set forth in Schedule 10.2(c); provided that (i) such Lien shall not apply to any other property or asset of the Note Parties and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof (including unfunded commitments thereunder) that do not increase the outstanding principal amount thereof except by the amount paid, and fees and expenses reasonably incurred, in connection with such refinancing;

(d)                                 subject to the limitation set forth in Section 10.1(c), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased pursuant to such Capital Lease), (ii) Liens existing on property at the time of the acquisition thereof by any Note Party (and not created in contemplation of such acquisition), provided that such acquisition is made in compliance with Section 10.8, and (iii) Liens on equipment or real property; provided that unless otherwise permitted in this Section 10.2, such Liens permitted by sub-clause (iii) of this clause (d) are not in favor of the Collateral Agent, the Senior Agent, the Senior Lenders or any of their respective Affiliates unless such Liens are subject to the Intercreditor Agreement;

(e)                                  attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $3,000,000, in the aggregate for all of the foregoing, arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)                                   easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Note Party; and

(g)                                  Liens in favor of the Collateral Agent under the Security Documents to the extent such Liens are subject to the Intercreditor Agreement and to the extent securing the Secured Obligations.

Section 10.3                                                    Merger, Consolidation, etc.  The Company will not, and will not permit any of the other Note Parties to, merge or consolidate with or into any other Person or convey, transfer or lease substantially all of its assets to any Person, except that:

(a)                                 (x) any Subsidiary may merge or consolidate with or into, or transfer its assets to, any Guarantor; provided that in any such merger or consolidation, the continuing or surviving Person is such Guarantor and (y) any Subsidiary may merge or consolidate with or into, or transfer its assets to, the Company; provided that in any such merger or consolidation, the continuing or surviving Person is the Company; and

(b)                                 other than as set forth in clause (a), the Company may merge or consolidate with or into any Person (other than any of its Subsidiaries); provided that in any such merger or consolidation, the continuing or surviving Person is the Company and such merger or consolidation is otherwise in compliance with Section 10.8 and the requirements of a Permitted Acquisition.

Section 10.4                                                    Modification of Organizational Documents.  The Company will not, and will not permit any of the other Note Parties to, amend or modify the charter, by-laws or other organizational documents of such Person in any way which could reasonably be expected to materially and adversely affect the interests of the holders of the Notes; and will not, and will not permit any of the other Note Parties to, change its state of formation or its organizational form in any way which could reasonably be expected to materially and adversely affect on the interests of the holders of the Notes.

Section 10.5                                                    Transactions with Affiliates.  The Company will not, and will not permit any of the other Note Parties to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of such Person’s Affiliates which is on terms which are less favorable than are obtainable from any Person which is not an Affiliate of such Note Party, except transactions between or among the Note Parties not involving any other Affiliate.

Section 10.6                                                    Dispositions.  The Company will not, and will not permit any of the other Note Parties to make any Disposition except (a) transfers of assets to any of the Note Parties, (b) Dispositions of Inventory of any of the Note Parties and Fixed Assets of any of the Note Parties (in each case subject to clause (d) of this Section 10.6 and the latter also subject Section 10.11(d)) sold in the ordinary course of business, (c) obsolete or worn out equipment and (d) subject to the following sentence, Dispositions to the extent the aggregate Net Cash Proceeds of such Dispositions does not exceed, in any such Fiscal Year, 20% of the Consolidated Tangible Assets of the Company and the other Note Parties, as of the end of the immediately preceding Fiscal Year, and to the extent 100% of the consideration for such Dispositions is in cash; provided that, to the extent otherwise meeting the requirements of this clause (d), (1) Net Cash Proceeds from Dispositions which in the event that the assets subject to such Disposition constituted Collateral, such Net Cash Proceeds are reinvested in property, all or substantially all (as determined by the Collateral Agent) of which such property shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent or (2) in the event that the assets subject to such Disposition did not constitute Collateral, such Net Cash Proceeds are reinvested in assets similar to the assets which were subject to such Disposition or in property which is otherwise used or useful in the business of the Company and the other Note Parties, and in each case, such property is located within the United States; provided further that, to the extent actually reinvested in such assets or property within the 180-day period after the applicable Disposition or committed to be reinvested within 90 days after the end of such period, such Net Cash Proceeds will be excluded from the calculation of aggregate Net Cash Proceeds in such Fiscal Year.  If the Net Cash Proceeds of any Disposition for any Fiscal Year are greater than 20% of the Consolidated Tangible Assets of the Company and the other Note Parties, the Company shall make the required prepayments and otherwise comply with the provisions of Section 8.3.

Section 10.7                                                    Line of Business.  The Company will not, and will not permit any of the other Note Parties to, engage in any business if, as a result, the general nature of the business in which the Company and the other Note Parties, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the other Note Parties, taken as a whole, are engaged on the date of this Agreement as described in Schedule 10.7.

Section 10.8                                                    Investments.  The Company will not, and will not permit any of the other Note Parties to, make or permit to exist any Investment in any other Person, except the following:

(a)                                 (i) Investments in the form of contributions by any Note Party in respect of the Capital Securities of any Guarantor, or (ii) as set forth on Schedule 10.8(a), Investments in existence on the date hereof in the form of contributions by any Note Party in respect of the Capital Securities of any other Subsidiary of the Company;

(b)                                 Investments constituting Indebtedness permitted by Section 10.1;

(c)                                  Investments in the form of Contingent Liabilities constituting Indebtedness permitted by Section 10.1;

(d)                                 Cash Equivalent Investments;

(e)                                  Investments in the Capital Securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(f)                                   to the extent not otherwise permitted hereunder, Investments in existence on the date hereof and listed on Schedule 10.8(f);

(g)                                  to the extent not otherwise permitted hereunder, Investments in Joint Ventures (other than Construction Partnerships) in an aggregate amount not to exceed $50,000,000 at any time;

(h)                                 [Omitted.]

(i)                                     Investments in the form of Permitted Acquisitions; provided that such Investments in Foreign Subsidiaries shall at no time exceed $20,000,000.

In valuing any Investments for the purpose of applying any limitations set forth in this Agreement, such Investments shall be taken at the original cost thereof (but without reduction or increase for any subsequent appreciation or depreciation thereof) less any amount actually repaid or recovered on account of capital or principal (but without reduction for any offsetting Investments made by the investee in the investor).

Section 10.9                                                    Restriction of Amendments to Subordination Agreements.  The Company will not, and will not permit any of the other Note Parties to, amend or otherwise modify, or waive any rights under any provisions of any Subordinated Debt or any Subordination Agreements.

Section 10.10                                             Change of Fiscal Year.  The Company will not, and will not permit any of the other Note Parties to, change such Person’s Fiscal Year from its present Fiscal Year (ending on December 31).

Section 10.11                                             Financial Covenants.

(a)                                 Tangible Net Worth.  The Company will not permit Consolidated Tangible Net Worth, calculated as of the last day of each Fiscal Quarter (commencing December 31, 2012), to be less than $100,000,000, which required minimum amount will increase (i) on December 31, 2012, by twenty-five percent (25%) of Consolidated Net Income, as reported on the Company’s annual audited financial statements delivered pursuant to Section 7.1(b) for the fourth Fiscal Quarter of 2012 (but without reduction for any net loss) and (ii) thereafter, annually, commencing December 31, 2013, and each anniversary of such date by an amount equal to twenty-five percent (25%) of Consolidated Net Income reported on the Company’s annual audited financial statements delivered pursuant to Section 7.1(b) for the preceding Fiscal Year (but without reduction for any net loss).

(b)                                 Fixed Charge Coverage Ratio.  The Company will not permit Fixed Charge Coverage Ratio, calculated at the end of each Fiscal Quarter, commencing December 31, 2012, for the period of four consecutive Fiscal Quarters most recently ended, taken as a single period, to be less than 1.25:1.00.

(c)                                  Senior Debt to Consolidated EBITDA Ratio.  The Company will not permit, at any time, the ratio of (i) Senior Debt (excluding, to the extent otherwise constituting Senior Debt, Earn-Outs) at such time to (ii) Consolidated EBITDA, calculated on the last day of each Fiscal Quarter, commencing December 31, 2012, for the period of four consecutive Fiscal Quarters most recently ended, taken as a single period, to be more than 2.25:1.00.

(d)                                 Consolidated Unencumbered Fixed Assets.  The Company will not permit, at any time, Unencumbered Fixed Assets owned by any of the Company and the other Note Parties, to be valued at less than $45,000,000, calculated at the greatest of (a) net book value, (b) most recent insurance valuation, (c) market value (such as, for example, in the case of equipment, the value therefore as published by Ritchie Bros. Auctioneers), or (d) the estimated value provided by an independent third party acceptable to the Required Holders (in the case of Fixed Assets to which the foregoing clause (c) or (d) applies, with estimates of equipment value to be updated annually and estimates of real property value to be in accordance with most recent appraisals provided to the Purchasers prior to the date hereof); provided that, in the case of real property to which any of clauses (b), (c) or (d) shall apply, such calculation shall deduct from such insurance value, market value or estimated value, as applicable, the amount of any Indebtedness secured by a Lien on such real property.  These Fixed Assets may be substituted for from time to time with consent of the Senior Agent.

Section 10.12                                             Cancellation of Debt.  The Company will not, and will not permit any of the other Note Parties to, cancel any claim or debt owing to it, except in exchange for reasonable consideration or in the ordinary course of the Company’s business, and except for the cancellation of debts or claims not to exceed $3,000,000 in any Fiscal Year.

Section 10.13                                             Laws, Regulations.  The Company will not, and will not permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Section 9.1.

Section 10.14                                             Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U. S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.15                                             Most Favored Lender Status.  The Company will not, and will not permit any other Note Party to, enter into, assume or otherwise be bound or obligated (including, without limitation, by amendment to the Senior Credit Agreement) under any agreement creating or evidencing Indebtedness in excess of $10,000,000 containing one or more Additional Covenants (other than those in existence on the date hereof) or Additional Defaults (other than those in existence on the date hereof), unless prior written notice of such agreement shall have been provided to the holders of the Notes.  Unless the Company and the other Note Parties shall enter into, assume or otherwise become bound by or obligated under any such agreement with the prior written waiver by the Required Holders of the application of this Section 10.15, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement.  The Company further covenants to promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.15, but shall merely be for the convenience of the parties hereto.

Section 10.16                                             Hedging Transactions.  The Company will not, and will not permit any of the other Note Parties to, incur any Hedging Obligations other than as approved by the Required Holders and incurred in favor of a Senior Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation.

Section 10.17                                             Inconsistent Agreements.  The Company will not, and will not permit any of the other Note Parties to, enter into any agreement containing any provision which would (a) be violated or breached by the issuance of any Notes, the performance by any Note Party of any of its obligations hereunder or under any other Note Document, (b) prohibit any Note Party from granting to the Collateral Agent, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Note Party, or pay any Indebtedness owed to the Company or any other Note Party, (ii) make loans or advances to any Note Party or (iii) transfer any of its assets or properties to any Note Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Indebtedness, Capital Leases and other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (C) customary provisions in leases and other contracts restricting the assignment thereof and (D) provisions contained in the Senior Credit Documents, for so long as the obligations arising thereunder are subject to the Intercreditor Agreement.

Section 11.                                   EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                 the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

(c)                                  any default in the payment when due, or in the performance or observance, of any material obligation of, or condition agreed to by, any Note Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect; or

(d)           failure by any Note Party to comply with or to perform any covenant set forth in Sections 5.14, 7.1, 7.2, 9.2, 9.5, 9.9, 9.10 or Section 10; or (b) failure by any Note Party to comply with or to perform any other provision of this Agreement or any other Note Document (and not constituting an Event of Default under any other provision of this Section 11) and continuance of such failure described in this clause (b) for 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d); or

(e)           any representation or warranty made by any Note Party herein or any other Note Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Note Party to any holder of a Note, Prudential or the Collateral Agent in connection herewith or any other Note Document is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

(f)            (i) the Company or any other Note Party is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $3,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any other Note Party is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $3,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any other Note Party has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $3,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)           the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)           a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)            one or more judgments or orders for the payment of money aggregating in excess of $3,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company or any other Note Party and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(j)            if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k)           Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any subordination agreement that relates to any Subordinated Debt, or any subordination provision in any agreement or instrument giving rise to any Contingent Liability by any Note Party of any Subordinated Debt, shall cease to be in full force and effect, or any Note Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(l)            this Agreement, any Note, the Guaranty Agreement, any of the Security Documents or any other Note Document, or any material provision thereof, shall for any reason cease to be, or shall be asserted by any Note Party not to be, a legal, valid and binding obligation of any Note Party, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Note Party not to be, a valid, first priority perfected Lien against any portion of the Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents).

Section 12.                                   REMEDIES ON DEFAULT, ETC.

Section 12.1         Acceleration.

(a)           If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)           If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)           If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

(d)           Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2         Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding and/or the Collateral Agent may proceed to protect and enforce the rights of such holder and/or the Collateral Agent, as the case may be, by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. The holders of Notes shall have the other remedies contained in the Intercreditor Agreement, the Guaranty Agreement and the Security Documents.

Section 12.3         Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4         No Waivers or Election of Remedies, Expenses, etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement,  by any Note or any other Note Document upon any holder or upon the Collateral Agent thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.                                   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1         Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (including the principal amount and stated interest thereon).  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2         Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(c)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, in the case of a Series A Note, or in the form of Exhibit 1-B, in the case of a Shelf Note.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3         Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(c)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)           in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)           in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.                                   PAYMENTS ON NOTES.

Section 14.1         Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York City, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2         Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A (in the case of the Series A Notes) or as specified in such Purchaser’s Confirmation of Acceptance (in the case of a Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.                                   EXPENSES, ETC.

Section 15.1         Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement,  the Notes or any other Note Document (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s receipt of any invoice therefor, including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Note Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and by any other Note Document and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $7,500.  In the event that any such invoice is not paid within 15 Business Days after the Company’s receipt thereof, interest on the amount of such invoice shall be due and payable at the Default Rate commencing with the 16th Business Day after the Company’s receipt thereof until such invoice has been paid.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2         Indemnification.  The Company hereby agrees to indemnify the Purchasers, the holders of Notes, the Collateral Agent and each of their Related Parties (each such Person being called an “Indemnitee”) from, and hold each Indemnitee harmless against, any and all losses, claims (including Environmental Claims), damages, liabilities (including Environmental Liabilities) and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (other than such Indemnitee and its Related Parties, but including the Company or any of its Subsidiaries) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Note or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, (v) ownership by any holder of Notes or the Collateral Agent of any property following foreclosure under the Security Documents, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Materials, located in, on or under such property prior to or at the time of such foreclosure, including losses, liabilities, claims or damages which are imposed upon Persons under laws relating to or regulating Hazardous Materials, solely by virtue of ownership, or (vi) any holder of Notes or the Collateral Agent being deemed an operator of any such property by a court or other regulatory or administrative agency or tribunal or other third party, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Materials located in, on or under such property at or prior to any foreclosure thereon under the Security Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Note Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Note Document, if the Company or such Note Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 15.2 shall not apply with respect to taxes.

Without limiting the indemnification obligations of the Company under this Agreement or the indemnification obligations of the Company or any other Note Party under any other Note Document, to the extent permitted by applicable law, each holder hereby waives, any claim against the Company or any of its Related Parties on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, or the use of the proceeds thereof.  To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, or the use of the proceeds thereof.

Section 15.3         Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement.

Section 16.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein and in each other Note Document shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such

Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any other Note Party pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of the Company or such other Note Party, as applicable, under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.                                   AMENDMENT AND WAIVER.

Section 17.1         Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that:

(a)           no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b)           (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 2.2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes; and

(c)           no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y)of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20.

Section 17.2         Solicitation of Holders of Notes.

(a)           Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Note Document, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or any other Note Document to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)           Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)           Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or any other Note Document by a holder of a Note that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.6 having been amended pursuant to Section 17.1(c)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3         Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 17 or any other Note Document applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note and no delay in exercising any rights hereunder or under any Note or any other Note Document shall operate as a waiver of any rights of any holder of such Note.

Section 17.4         Notes Held by Company, etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement,  the Notes or any other Note Document, or have directed the taking of any action provided herein, in the Notes or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.                                   NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)           if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A (in the case of the Series A Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(b)           if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(c)           if to the Company, to the following, or at such other address as the Company shall have specified to the holder of each Note in writing.

John M. Perisich
Sr. Vice President/General Counsel
26000 Commercentre Dr.
Lake Forest, CA  92630
Telephone:  (949) 454-7110
Facsimile:  (949) 595-5544 Facsimile

Notices under this Section 18 will be deemed given only when actually received.

Notwithstanding anything to the contrary in this Section 18, any communication pursuant to Section 2.2 shall be made by the method specified for such communication in Section 2.2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

Section 19.                                   REPRODUCTION OF DOCUMENTS.

This Agreement, the other Note Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.                                   CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company or any Subsidiary (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes,  this Agreement or any other Note Document.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.                                   SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.                                   MISCELLANEOUS.

Section 22.1         Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2         Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Accounting Standards Codification Topic No. 825-10-25 - Fair Value Option, International Accounting Standard 39 — Financial Instruments; Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.  If any Note Party is required after the date of Closing to implement any change(s) in its accounting principles and practice as a result of any changes in GAAP mandated by the Financial Accounting Standards Board or any successor organization, and if such change(s) result in any material change in the method of any calculation set forth herein, including in Section 10.11, then for all periods after the date of implementation of such change(s) until one or more appropriate amendments of this Agreement addressing such change(s) in GAAP are negotiated, executed and delivered by the parties hereto in a form acceptable to all such parties, such calculations, as applicable, shall be made hereunder utilizing GAAP as in effect prior to such change(s).

Section 22.3         Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4         Construction, etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.5         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6         Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7         Jurisdiction and Process; Waiver of Jury Trial.

(a)           The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Note Document.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)           Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)           THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.8         Transaction References.  The Company agrees that Prudential may (i) refer to its role in originating the purchase of the Notes from the Company and establishing the Facility, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes and the maximum aggregate principal amount of the Shelf Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (ii) display the Company’s corporate logo in conjunction with any such reference.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

PRIMORIS SERVICES CORPORATION

By:	/s/ Peter J. Moerbeek
Name: Peter J. Moerbeek
Title: CFO

This Agreement is hereby accepted and agreed to as of the date hereof.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Timothy M. Laczkowski
Timothy M. Laczkowski
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

		By:	/s/ Timothy M. Laczkowski
Timothy M. Laczkowski
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

		By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

		By:	Prudential Private Placement Investors, Inc. (as its General Partner)

			By:	/s/ Timothy M. Laczkowski
Timothy M. Laczkowski
Vice President

GLOBE LIFE AND ACCIDENT INSURANCE COMPANY

		By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

		By:	Prudential Private Placement Investors, Inc. (as its General Partner)

			By:	/s/ Timothy M. Laczkowski
Timothy M. Laczkowski
Vice President

INFORMATION SCHEDULE

Authorized Officers for Prudential

(see Series A Purchaser Schedules below and the applicable Confirmation of Acceptance for any Shelf Note)

Authorized Officers for the Company

None.

PRIMORIS SERVICES CORPORATION

SERIES A PURCHASER SCHEDULES

		Aggregate Principal Amount of Notes to be Purchased	Series A Note Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$39,800,000.00	$25,000,000.00
$14,800,000.00
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name:  Prudential Managed Portfolio

Account No.:  P86188 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $25,000,000.00)

Account Name:  The Prudential - Privest Portfolio

Account No.:  P86189 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $14,800,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to “3.65% Senior Secured Notes, Series A, due December 28, 2022, Security No. INV11582, PPN 74164F A*4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Jaya McClure, Esq. Telephone: (214) 720-6207

(6)	Tax Identification No.: 22-1211670

(7)

Authorized Officers:

Ric E. Abel

Matthew A. Baker

Julia B. Buthman

Richard P. Carrell

Brien F. Davis

Jennifer I. Graham

Randall M. Kob

Timothy M. Laczkowski

Brian E. Lemons

Ingrida Soldatova

Brian N. Thomas

		Aggregate Principal Amount of Notes to be Purchased	Series A Note Denomination(s)

	PHYSICIANS MUTUAL INSURANCE COMPANY	$3,000,000.00	$3,000,000.00

Notes/Certificates to be registered in the name of: How & Co.

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company Chicago, IL ABA No.: 071000152

Account Name: Physicians Mutual Insurance Company Account No.: 26-27099 (in the case of payments on account of the Note originally issued in the principal amount of $3,000,000.00)

Each such wire transfer shall set forth the name of the Company, a reference to “3.65% Senior Secured Notes, Series A, due December 28, 2022, PPN 74164F A*4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

Physicians Mutual Insurance Company 2600 Dodge Street Omaha, NE 68131 Attention: Steve Scanlan Facsimile: (402) 633-1096

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Corporate Finance

(4)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

Northern Trust Co

Trade Securities Processing

801 South Canal Street

C1N

Chicago, IL 60607

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (Physicians Mutual Insurance Company-Prudential; Account Number 26-27099).

(b)                                 Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention:  Trade Management, Manager

Telephone:  (973) 367-3141

(5)	Tax Identification No.: 47-0270450

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	GLOBE LIFE AND ACCIDENT INSURANCE COMPANY	$7,200,000.00	$7,200,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Bank of New York Mellon ABA: 021000018 GLA# 111566 Acct. Name: Globe Life and Accident Ins. Co. PFG Pvt. Acct #: 6372308400

Each such wire transfer shall set forth the name of the Company, a reference to “3.65% Senior Secured Notes, Series A, due December 28, 2022, PPN 74164F A*4” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Torchmark Corporation Attention: Alan Hintz 3700 S. Stonebridge Drive McKinney, TX 75070 Email: AHINTZ@torchmarkcorp.com Phone: (972) 569-3694 Fax: (972) 569-3282

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Corporate Finance

(4)	Address for Delivery of Notes:

(a)                                 Send physical security by nationwide overnight delivery service to:

Bank of New York Mellon

1 Wall Street, 3rd Floor, Window A

New York, NY 10286

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (Acct. Name:  Globe Life and Accident Ins. Co. PFG Pvt.; Acct #:  637230).

(b)                                 Send copy by nationwide overnight delivery service to:

Prudential Capital Group

Gateway Center 2, 10th Floor

100 Mulberry

Newark, NJ 07102

Attention:  Trade Management, Manager

Telephone:  (973) 367-3141

(5)	Tax Identification No.: 63-0782739

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.2(f).

“Acceptance Day” is defined in Section 2.2(f).

“Acceptance Window” means, with respect to any interest rate quotes provided by Prudential pursuant to Section 2.2(e), the time period designated by Prudential during which the Company may elect to accept such interest rate quotes as to not less than $10,000,000 in aggregate principal amount of Shelf Notes specified in the related Request for Purchase.

“Accepted Note” is defined in Section 2.2(f).

“Account Debtors” shall mean, in respect of any account receivable, the Person or Persons obligated to pay such receivable in accordance therewith.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Additional Covenants” means any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Section 9 or Section 10 of this Agreement, or related definitions in Schedule B of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Section 9 or Section 10 of this Agreement, or related definitions in Schedule B of this Agreement.

“Additional Defaults” means any provision contained in any document or instrument creating or evidencing Indebtedness of the Company or any Subsidiary which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Section 11 of this

Agreement, or related definitions in Schedule B of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B of this Agreement.

“Affiliate” means, at any time, (a) with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests and (c) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase and Private Shelf Agreement including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, among the Company, Prudential and the Purchasers dated December 28, 2012.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

“Available Facility Amount” is defined in Section 2.2(a).

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, (b) for the purpose of Section 2.2 only, a day on which Prudential is open for business, and (c) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cancellation Date” is defined in Section 2.2(h)(iv).

“Cancellation Fee” is defined in Section 2.2(h)(iv).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Security” shall mean (i) any capital stock, partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right (including debt securities or other evidence of Indebtedness) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, partnership, membership, joint venture or other ownership or equity interest, participation or security described in clause (i) hereof.

“Cash Equivalent Investment” means , at any time, (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Senior Lender or its holding company) rated at least A-l by S&P or P-l by Moody’s, (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Senior Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Senior Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Senior Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Required Holders.

“CFC” means any Subsidiary that is a “controlled foreign corporation”, as defined in Section 957(a) of the Code.

“Change of Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) other than Mr. Brian Pratt, of Capital Securities representing more than 35% of the ordinary voting power represented by the issued and outstanding Capital Securities of the Company.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.1.

“Closing Day” means, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.3, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.2(h)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Collateral Agent, or any security trustee therefor, by the Security Documents.

“Collateral Agent” shall mean The PrivateBank and Trust Company, in its capacity as Collateral Agent for the Secured Parties, as provided under the Intercreditor Agreement, and its successors and assigns in such capacity.

“Company” means Primoris Services Corporation, a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.3.

“Confidential Information” is defined in Section 20.

“Confirmation of Acceptance” is defined in Section 2.2(f).

“Consolidated” means the consolidation of the accounts of, unless otherwise noted, the Company and its Subsidiaries in accordance with GAAP.

“Consolidated Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the Consolidated balance sheet of the Company, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Consolidated EBIT” means, for any period, (i) on a Consolidated basis, operating earnings before interest and taxes calculated in accordance with GAAP, and, without duplication, (ii) plus income (or less loss) from Persons in which the Company or any of its Subsidiaries holds an ownership interest in any Capital Securities issued by such Person and which Person is not consolidated with the Company, calculated in accordance with GAAP and (iii) less income (or plus loss) attributable to any non-controlling interest.

“Consolidated EBITDA” means, for any period, Consolidated EBIT for such period plus Consolidated depreciation, amortization and other noncash charges as agreed to by the Required Holders and determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, Consolidated interest expense (including all imputed interest in respect of Capital Leases), determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, cumulative Consolidated net income during such period, determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means, for the Company and its Subsidiaries, at any date, the stockholders’ equity that would be reflected on a Consolidated balance sheet prepared in accordance with GAAP, plus the aggregate amount of Subordinated Debt, less (i) patents, trademarks, copyrights, deferred charges and other Intangible Assets (including, but not limited to, unamortized discounts and expenses, organizational expenses, experimental and developmental expenses, but excluding prepaid expenses); less (ii) all obligations owed by, excluding amounts owed by the Company and its Subsidiaries, any Affiliate of the Company and its Subsidiaries to the Company or any of its Subsidiaries; and less (iii) all loans made by the Company and/or its Subsidiaries to such Person’s officers, stockholders, or employees, in each case, determined in accordance with GAAP.

“Construction Partnership” means any joint venture to the extent not constituting an Investment (without giving effect to the final proviso of the definition of “Investment”) with any other Person (other than the Company or any of its Subsidiaries) which joint venture is entered into and exists for the purpose of engagement in business activities related to teaming the performance of construction or construction/engineering related services delivered by the Company or any other Note Party for one or more projects.

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person:  (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise):  (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss.  The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Control Event” means:

(i)                                     the execution by any Note Party or their respective Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control,

(ii)                                  the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control, or

(iii)                               the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of this Agreement) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of this Agreement) to the holders of the Capital Securities of the Company, which offer, if accepted by the requisite number of holders, would result in a Change of Control.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Company or any of its Subsidiaries, are treated as a single employer under section 414 of the Code or section 4001 of ERISA.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is equal to the lesser of (a) the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the applicable Series of Notes or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York City, New York as its “base” or “prime” rate, and (b) the maximum rate permitted by applicable law.

“Delayed Delivery Fee” is defined in Section 2.2(h)(iii).

“Disclosure Documents” is defined in Section 5.3.

“Disposition” means the sale, lease, transfer or disposal of assets of any of the Note Parties.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Earn-Outs” shall mean, at any time, contingent earn-out liabilities of the Company and its Subsidiaries, as reflected in the most recent financial statements delivered pursuant to Section 7.1(a) or (b).

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Claim” means any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any liability for (a) pollution or contamination by, or releases or threatened releases of, Hazardous Materials into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Materials; (b) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Materials; (c) exposure to Hazardous Materials; or (d) the safety or health of employees.  An “Environmental Claim” includes a proceeding to issue, modify or terminate an Environmental Permit to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

“Environmental Laws” means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Material.

“Environmental Liabilities” means all liabilities, contingent or otherwise, arising from any Environmental Claim, Environmental Permit or Environmental Law, at law or in equity, and whether based on negligence, strict liability or otherwise, including:  remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property or natural resources, and any other related costs, expenses, losses, damages, penalties, fines, liabilities, indemnities and obligations, including attorney’s fees and court costs.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Facility” is defined in Section 2.2(a).

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

“Fixed Assets” means, on any date of determination and on a Consolidated basis determined in accordance with GAAP, equipment, real property and any other long term fixed asset of the Company and its Subsidiaries.

“Fixed Charge Coverage Ratio” means, on any date of determination for the Company and its Subsidiaries on a Consolidated basis determined in accordance with GAAP, the ratio of (x) Consolidated EBITDA, minus Unfinanced Capital Expenditures, tax expense and dividends/distributions/share buybacks to (y) the sum for such period of Consolidated Interest Expense, plus required payments of principal in respect of Funded Debt of the Company and its Subsidiaries, in each case calculated on a trailing 12 month basis.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Form 10-K” is defined in Section 7.1(b).

“Funded Debt” means, as to any Person at the time of calculation, all Indebtedness of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means

(i)                                     the government of the United States of America or any State or other political subdivision thereof, or

(ii)                                  any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(j)                                    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” means each Subsidiary which is a party to the Guaranty Agreement.  “Guarantor” means any one of such Guarantors.

“Guaranty Agreement” means that certain Guaranty Agreement dated as of the date hereof in the form of Exhibit B-1 (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“Hedging Agreement” means any bank underwritten cash and/or derivative financial instrument including, but not limited to, any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Section 7, Section 12, Section 17.2 and Section 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. “Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness”, with respect to any Person means, at any time, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit (as defined in the Senior Credit Agreement)), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Indebtedness of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, the Earn-Outs and similar obligations and (k) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes of any Series then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets”  means, on any date of determination and on a Consolidated (unless otherwise noted) basis in accordance with GAAP, without duplication, general intangibles; software developed in-house or purchased, licensed or leased; accounts receivable and advances due from officers, directors, employees, stockholders, members, and owners; licenses, good will; prepaid expenses; escrow deposits; covenants not to complete; the excess of cost over book value of acquired assets; franchise fees, organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization; and other intangible assets.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement, dated as of the date hereof (the initial form of which is attached hereto as Exhibit B-2), by and among the Senior Agent, the Collateral Agent, The Bank of the West, as a co-lead arranger under the Senior Credit Agreement, The PrivateBank and Trust Company, as a co-lead arranger under the Senior Credit Agreement, and the holders, as the same may be replaced, amended, restated, supplemented or otherwise modified from time to time.

“Inventory” means, on any date of determination and on a Consolidated basis in accordance with GAAP, without duplication, all inventory (as such term is used in the UCC), goods and merchandise now owned and hereafter acquired by any Note Party, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or will be used or consumed in the business of any Note Party or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing any of them.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition; provided that, for purposes of clarification, a Construction Partnership shall not constitute an Investment hereunder.

“Issuance Fee” is defined in Section 2.2(h)(ii).

“Issuance Period” is defined in Section 2.2(b).

“Issuing Bank” means The PrivateBank or The Bank of the West, in their respective capacities as the issuer of Letters of Credit (as defined in the Senior Credit Agreement) under the Senior Credit Agreement, or any Affiliate of either that may from time to time issue Letters of Credit, or any other financial institution that either may cause to issue Letters of Credit for the account of the Company, and their successors and assigns in such capacity.

“Joint Venture” means (i) any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of the Subsidiaries but in which the Company or a Subsidiary has a direct or indirect Investment in the Capital Securities issued by such joint venture entity and/or joint or shared Control with one or more other Persons (other than the Company or any Subsidiary) and (ii) any asset or group of assets in which the Company or any Subsidiary thereof has a joint or shared ownership interest and/or control with one or more other Persons (other than the Company or any Subsidiary).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Note Parties taken as a whole, (b) a material impairment of the ability of any Note Party to perform any their respective obligations under any Note Document or (c) a material adverse change in or impairment of any substantial portion of the Collateral under the Security Documents or the legality, validity, binding effect or enforceability against the Note Parties taken as a whole.

“Maturity Date”, in respect of any Note, is defined in the same manner as the term Final Maturity Date in the first paragraph of such Note.

“Modified Ratable Portion” means, with respect to any prepayment of the Notes required by Section 8.3(b) in respect of any event described in Section 8.3(c) through Section 8.3(e), 100% of the Net Cash Proceeds of such event, as applicable; provided, that for so long as there are any financial obligations outstanding under the Senior Credit Documents and the Senior Credit Agreement requires a prepayment of such obligations thereunder in connection with any event described in Section 8.3(c) through Section 8.3(e), and in any event subject to the terms and provisions of the Intercreditor Agreement , the Modified Ratable Portion shall be the portion of all Net Cash Proceeds, as applicable, of the applicable event, as the case may be, equal to the percentage equivalent of a fraction, (i) the numerator of which is the aggregate outstanding principal amount of all Notes then outstanding and (ii) the denominator of which is the sum of (a) the aggregate outstanding principal amount of all Notes then outstanding plus (b) the aggregate principal amount of all loans, undrawn letters of credit and letter of credit reimbursement obligations under the Senior Credit Agreement then outstanding.

“Moody’s” means Moody’s Investors Services, Inc., including the NCO/Moody’s Commercial Division, and its successors.

 “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Cash Proceeds” means:

(a)           with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Note Party pursuant to such Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien (other than Liens arising under the Security Documents) on the property subject to such Disposition;

(b)           with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Note Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions); and

(c)           with respect to any issuance of any Indebtedness, the aggregate cash proceeds received by any Note Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees).

“Note Documents” means this Agreement, the Notes, the Guaranty Agreement, the Security Documents, the Intercreditor Agreement, the Perfection Certificate, the Subordination Agreements and all other instruments, certificates and other documents now or hereafter executed and delivered by or on behalf of a Note Party pursuant to or in connection with any of the foregoing or any of the transactions contemplated hereby, and any and all amendments, supplements and other modifications to any of the foregoing.

“Note Obligations” means all of the monetary obligations owed by the Company or any Guarantor to any holder of Notes under the Note Agreement, the Notes, the Guaranty Agreement, the Security Documents or any other Note Document, and related agreements, documents, and instruments, including, without limitation (but for certainty without duplication), (a) the outstanding principal amount of, accrued and unpaid interest on, and any unpaid Make-Whole Amount due with respect to, the Notes, and (b) any other unpaid amounts (including amounts in respect of fees, expenses, indemnification and reimbursement) due from the Company or any Guarantor under any of the Note Agreement, the Notes, the Guaranty Agreement, the Security Documents or any other Note Document.

“Note Parties” means, collectively, the Company and the Guarantors.

“Notes” is defined in Section 1.2.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

 “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Perfection Certificate” means (i) a certificate dated as of the date hereof, duly executed by the Note Parties and in form and substance satisfactory to each Purchaser and the Collateral Agent, describing the Note Parties’ properties owned or leased as of the date hereof, and certifying to the other matters contained therein and (ii) each other certificate, duly executed by each Person required to become a Guarantor from time to time, in form and substance satisfactory to the Required Holders and the Collateral Agent, describing such additional Guarantor’s properties owned or leased as of the date thereof, and certifying to the other matters contained therein.

“Permitted Acquisition” means any Acquisition by the Company and/or any other Note Party where:

(A) the business or division acquired are for use, or the Person acquired is engaged, in the construction and engineering businesses engaged in by the Note Parties on the date hereof or otherwise as required to preserve compliance with Section 10.7;

(B) immediately before such Acquisition, and as a consequence of such Acquisition, no Default or Event of Default shall exist;

(C) immediately after giving effect to such Acquisition, the Company is in compliance, on a Pro Forma Basis, with the financial covenants set forth in Section 10.11 herein;

(D) immediately after giving effect to such Acquisition, Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA, on a Pro Forma Basis, is less than 1.75x;

(E) in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition;

(F) promptly following such Acquisition, the holders of the Notes and the Collateral Agent shall have received complete execution copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Required Holders may require to evidence the termination of Liens on the assets or business to be acquired;

(G) not less than ten Business Days prior to such Acquisition, the holders of the Notes shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and Company’s calculation of Consolidated EBITDA, on a Pro Forma Basis, and a balance sheet, calculated on a Pro Forma Basis, relating thereto;

(H) the Required Holders shall have approved the Company’s computation of Consolidated EBITDA, as calculated on a Pro Forma Basis;

(I) consents have been obtained in favor of Collateral Agent and the holders of the Notes to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the Note Parties and (if delivered to the Note Parties) the selling party in favor of the Collateral Agent and the holders of the Notes have been delivered;

(J) the provisions of Section 9.13 have been satisfied;

(K) simultaneously with the closing of such Acquisition, the target company (if such Acquisition is structured as a purchase of Capital Securities) or the Note Party (if such Acquisition is structured as a purchase of assets or a merger and a Note Party is the surviving entity) executes and delivers to the Collateral Agent and the holders of the Notes the Security Agreement and such documents necessary to grant to the Collateral Agent a Lien in all of the assets (subject to any exceptions in the applicable Security Document) of such target company or surviving company, and their respective Subsidiaries, each in form and substance and with such perfection and priority as is satisfactory to the Collateral Agent and the Required Holders and, in the event of an Acquisition structured as a purchase of Capital Securities, the issuer, unless such issuer is a CFC, of such Capital Securities becomes a party to the Guaranty Agreement as a Guarantor thereunder, in accordance with the terms thereof;

(L) if the Acquisition is structured as a merger involving the Company, the Company is the surviving entity, or if the Acquisition is structured as a merger involving a Guarantor, a Guarantor is the surviving entity;  and

(M) the holders of the Notes shall have received a summary of sources and uses of funds for any Acquisition at the time of the consummation of such Acquisition.

 “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

 “Pro Forma Basis” means, with respect to any event, that the Company is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four consecutive Fiscal Quarter period, taken as a single period, most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 7.1.  For purposes of clarification, such calculation shall be made without any adjustment for projected cost savings or other synergies unless otherwise approved by the Required Holders in writing.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential” is defined in the addressee line to this Agreement.

“Prudential Affiliate” means any Affiliate of Prudential.

“PTE” means a Prohibited Transaction Exemption issued by the Department of Labor and is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(e)

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Request for Purchase” is defined in Section 2.2(d).

“Required Holders” means, at any time, the holders of at least 50.1% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Rescheduled Closing Day” is defined in Section 3.3.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means Standard and Poor’s Ratings Group and its successors.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Secured Parties” shall have the meaning assigned to the term “Creditors” in the Intercreditor Agreement.

“Securities” or “Security” has the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” shall mean the Guaranty and Collateral Agreement, dated as of even date herewith and executed and delivered by the Company and each other Note Party set forth on the signature pages thereto in favor of the Collateral Agent and substantially in the form of Exhibit B-3 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time (including, without limitation, by any joinder to the Security Agreement (in the form contemplated thereby)), pursuant to which such Subsidiary shall become a Grantor thereunder and shall agree to be bound by the terms and provisions thereof in accordance with Section 9.7.

“Security Documents” means, collectively, the Security Agreement, each Perfection Certificate, each control agreement and any other agreement or instrument pursuant to which the Company, any other Note party or any other Person grants or purports to grant collateral to the Collateral Agent for the benefit of the Secured Parties or otherwise relates to such Collateral.

“Senior Agent” means The PrivateBank and Trust Company in its capacity as administrative agent under the Senior Credit Agreement, together with its successors and assigns in such capacity.

“Senior Credit Agreement” means that certain Credit Agreement dated as of the date hereof by and among the Company, the lenders from time to time party thereto and the Senior Agent, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.

“Senior Credit Documents” means the Senior Credit Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter (each of the foregoing, other than Senior Credit Agreement, as defined in the Senior Credit Agreement), the Security Documents, the Subordination Agreements, the Intercreditor Agreement and all documents, instruments and agreements delivered in connection with the foregoing.

“Senior Credit Obligations” means the “Obligations” as defined in the Credit Agreement.

“Senior Debt” means, as of any date of determination, all Indebtedness (other than Subordinated Debt) of the Company and its Subsidiaries.

 “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Lenders” means the financial institutions from time to time party to the Senior Credit Agreement.

“Series” is defined in Section 1.2.

“Series A Closing” is defined in Section 3.1.

“Series A Closing Day” is defined in Section 3.1.

“Series A Note” is defined in Section 1.1.

“Series A Purchaser” is defined in the addressee line to this Agreement.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.2.

“Source” is defined in Section 6.2.

“Structuring Fee” is defined in Section 2.2(h)(i).

“Subordinated Debt” means any Indebtedness of the Company or any Subsidiary which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Holders and is (i) in form materially similar to Exhibit B-4 hereto or (ii) is otherwise approved in writing by the Required Holders.

“Subordination Agreement (Rockford)” means the agreement or agreements existing on the date hereof (and as in effect on the date hereof) and entered into for the purpose of subordinating Indebtedness owed by any of the Company or its Subsidiaries arising under the Rockford Note (as defined in the most recent, as of the date hereof, 10-Q of the Company filed with the SEC) to obligations owed by the Company and/or its Subsidiaries to The PrivateBank and Trust Company, as the lender in respect of the Loan and Security Agreement dated September 30, 2012.

“Subordination Agreements” means (i) the Subordination Agreement (Rockford) and (ii) each subordination agreement executed by a holder of Subordinated Debt in favor of the Secured Parties from time to time after the Closing Date in form and substance and on terms and conditions satisfactory to the Required Holders.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or Joint Venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries); provided that, for purposes of clarification, no Construction Partnership shall constitute a Subsidiary hereunder.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

To the extent the Company is in compliance with Section 9.17, Onquest Heaters, Inc. shall not constitute a “Subsidiary” hereunder.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tangible Assets” means, on any date of determination and on a Consolidated basis in accordance with GAAP, all assets excluding Intangible Assets.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Illinois; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

“Unencumbered Fixed Assets” means Fixed Assets not subject to any Lien other than Liens on real property described in the proviso to the first sentence of Section 10.11(d).

“Unfinanced Capital Expenditures” means, for any period, 65% of Consolidated Capital Expenditures during such period, minus sales of Fixed Assets during such period net of repayments of Indebtedness of the Company and its Subsidiaries during such period, minus, as of the date of calculation, outstanding Indebtedness incurred by the Company and/or its Subsidiaries with a final maturity exceeding 12 months from the date of issuance thereof, which Indebtedness financed such Consolidated Capital Expenditures, in each case, determined in accordance with GAAP.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Exhibit 1-A

[FORM OF SERIES A NOTE]

PRIMORIS SERVICES CORPORATION

[  ]% SENIOR SECURED NOTE, SERIES A, DUE [  ]

No. [          ]

PPN 74164F A*4

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:  December [  ], 2012

INTEREST RATE:  [  ]

INTEREST PAYMENT DATES:  Quarterly, in arrears, on the first day of each of [  ] beginning [  ]

FINAL MATURITY DATE:  December [  ], 2022

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:  Annually in the principal amount of $7,142,857.14, beginning [  ], 2016, and on the [  ] day of December of each year thereafter through and including [  ], 2021

For Value Received, the undersigned, PRIMORIS SERVICES CORPORATION, (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] Dollars, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., in New York, New York as its “base” or “prime” rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place in the State of New York as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of [  ] (as from time to time amended, the “Note Purchase Agreement”), among the Company, Prudential and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

This Note is guaranteed by the Guarantors pursuant to the Guaranty Agreement, and this Note is secured by the Security Documents.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

PRIMORIS SERVICES CORPORATION

By:
Name:
Title:

Exhibit 1-B

[FORM OF SHELF NOTE]

PRIMORIS SERVICES CORPORATION

[  ]% SENIOR SECURED NOTE, SERIES [  ], DUE [  ]

No. [          ]

PPN[                            ]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:  [  ]

INTEREST RATE:  [  ]

INTEREST PAYMENT DATES:                                                                 [  ]

FINAL MATURITY DATE:  [  ]

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, PRIMORIS SERVICES CORPORATION, (the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] Dollars [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),] [, payable on the Principal Prepayment Dates and in the amounts specified above], and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., in New York, New York as its “base” or “prime” rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York, or at such other place in the State of New York as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of [  ] (as from time to time amended, the “Note Purchase Agreement”), among the Company,

Prudential and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

This Note is guaranteed by the Guarantors pursuant to the Guaranty Agreement, and this Note is secured by the Security Documents.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

PRIMORIS SERVICES CORPORATION

By:
Name:
Title:

Exhibit 2.2

[FORM OF REQUEST FOR PURCHASE]

PRIMORIS SERVICES CORPORATION

Reference is made to the Note Purchase and Private Shelf Agreement, dated as of [  ] (as from time to time amended, restated or otherwise modified, the “Shelf Agreement”), between the Company, on the one hand, and Prudential and the respective Purchasers named therein and is entitled to the benefits thereof, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.2(d) of the Shelf Agreement, the Company hereby makes the following Request for Purchase:

1. Aggregate principal amount of the Shelf Notes covered hereby (the “Notes”)	$(1)

2.                                      Individual specifications of the Notes:

Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period

[ ] in arrears

3.                                      Use of proceeds of the Notes:

4.                                      Proposed day for the closing of the purchase and sale of the Notes:

5.                                      The purchase price of the Notes is to be transferred to:

Name and Address
and ABA Routing	Number of
Number of Bank	Account

(1)                                 Minimum principal amount of $10,000,000.

6.                                      The Company certifies that (a) the representations and warranties contained in Section 5 of the Agreement [and the other Note Documents] are true on and as of the date of this Request for Purchase and (b) there exists on the date of this Request for Purchase no Event of Default or Default.

7.                                      The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the Closing Day.

[8.                                  Attached hereto as Exhibit A is an amendment and restatement of Schedule[s] [  ] to the Agreement.  The Company hereby certifies that such Schedule[s] are true, correct and complete as of the date hereof.]

Dated:

PRIMORIS SERVICES CORPORATION

By:
Name:
Title:

Exhibit 2.2(f)

[FORM OF CONFIRMATION OF ACCEPTANCE]

Reference is made to the Note Purchase and Private Shelf Agreement, dated as of [  ] (as from time to time amended, restated or otherwise modified, the “Shelf Agreement”), between the Company, on the one hand, and Prudential Investment Management, Inc. (“Prudential”), each Prudential Affiliate which becomes party thereto and the other holders from time to time of the Notes, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Shelf Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2.2(f) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.                                        Accepted Notes:  Aggregate principal amount $

(A)                               (a)         Name of Purchaser:

(b)         Principal amount:

(c)                                  Final maturity date:

(d)         Principal prepayment dates and amounts:

(e)                                  Interest rate:

(f)                                     Interest payment period:  [              ] in arrears

(g)          Payment and notice instructions:  As set forth on attached Purchaser Schedule

(B)                               (a)                                 Name of Purchaser:

(b)         Principal amount:

(c)                                  Final maturity date:

(d)         Principal prepayment dates and amounts:

(e)          Interest rate:

(f)           Interest payment period:  [              ] in arrears

(g)          Payment and notice instructions:  As set forth on attached Purchaser Schedule

[(C), (D)…. same information as above.]

II.                                   Closing Day:

III.                              Issuance Fee:

PRIMORIS SERVICES CORPORATION

By:
Name:
Title:

Dated:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

[PRUDENTIAL AFFILIATE]

By:
Vice President

[ATTACH PURCHASER SCHEDULES

[FORM OF COMPLIANCE CERTIFICATE]

Date:

[Address for each holder of Notes]

Ladies and Gentlemen:

Please refer to that certain Note Purchase and Private Shelf Agreement dated as of December 28, 2012 (as in effect on the date hereof, the “Note Agreement”) between Primoris Services Corporation, a Delaware corporation (the “Company”) and the Purchasers party thereto from time to time.  Capitalized terms used but not otherwise defined herein are used herein as defined in the Note Agreement.

The undersigned hereby delivers this certificate pursuant to Section 7.2 of the Note Agreement and certifies to each holder of any Notes in his capacity as the [Chief Financial Officer] of the Company, as follows:

(i) Enclosed herewith is a copy of the [annual audited/quarterly unaudited] financial statements of the Company as at                                  (the “Measurement Date” and the period of four consecutive fiscal quarters most recently ended as of the Measurement Date, taken as a single period, the “Measurement Period”), which statements fairly present in all material respects the financial condition and results of operations of the companies being reported on as of the Measurement Date [(subject to changes resulting from year-end adjustments)]. (2)

(ii) I reviewed the relevant terms of the Note Agreement and I made, or caused to be made, under my supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the Measurement Period covered by the statements dated the Measurement Date and such review did not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default [or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.]

(iii) As of the Measurement Date, the Company is in compliance with the covenants set forth in Section 10 of the Note Agreement.

(iv) Schedule 1 attached hereto contains a list of all Subordinated Debt of the Note Parties.

(v) The computations and amounts set forth herein in Schedule 1 correspond to the ratios and/or financial restrictions contained in Section 10.6 and 10.11 of the Note Agreement and such computations are true and correct as of the Measurement Date.

(2)  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election.

IN WITNESS WHEREOF, the Company has caused this Compliance Certificate to be executed and delivered by it’s authorized officer on [Date].

PRIMORIS SERVICES CORPORATION

By:
Title:

Schedule 1

[List all Subordinated Debt]

Exhibit 7.2

A.                                    Consolidated Tangible Assets (Section 10.6)

1. Consolidated Tangible Assets for the Fiscal Year immediately Preceding the Measurement Date:
$

2. Net Cash Proceeds from Dispositions made during the Fiscal Year in which the Measurement Date occurs:
$

3. line (2) divided by line (1)

B.                                    Section 10.11(a) - Consolidated Tangible Net Worth

1. Consolidated Tangible Net Worth
$

Minimum required:

a.                                      On December 31, 2012 and for each of the first three Fiscal Quarters of 2013, $100,000,000 plus 25% of Consolidated Net Income for the fourth Fiscal Quarter of 2012 (but without reduction for any net loss) ($                                        )

b. For each Fiscal Quarter (commencing December 31, 2013) thereafter:

1. Previous Fiscal Year’s threshold requirement:
$

2. 25% of Consolidated Net Income for the previous Fiscal Year:
$

3. Minimum Consolidated Tangible Net Worth (B(1).b.1 plus B(1).b.2):
$

C. Calculation of Consolidated EBIT

1. Consolidated operating earnings before interest and taxes	$

2.                                      income (or less loss) from Persons in which the Company or any of its Subsidiaries holds an ownership interest in any Capital Securities issued by such Person and which Person is not consolidated with the Company, calculated in accordance with GAAP

$

3. sum of (1) and (2) or remainder of (2) minus (1)	$

4. income (or plus loss) attributable to any non-controlling interest
$

5. Remainder of (3) minus (4)	$

C. Calculation of Consolidated EBITDA

1. Consolidated EBIT (item C(4))	$

2. Consolidated depreciation	$

3. Consolidated amortization	$

4. Consolidated other noncash charges	$

5. Sum of (1) through (4)	$

D. Section 10.11(b) - Fixed Charge Coverage Ratio

1. Consolidated EBITDA (item C(5))	$

2. Unfinanced Capital Expenditures	$

3. tax expense	$

4. dividends	$

5. distributions	$

6. share buybacks	$

7. sum of (2) through (6)	$

8. remainder of (1) minus (7)	$

9. Consolidated Interest Expense	$

10. required payments of principal of Funded Debt (Company and Subsidiaries)	$

11. Sum of (9) and (10)	$

12. Ratio of (8) to (11)

13. Minimum Required	1.25 to 1

E. Section 10.11(c) - Maximum Senior Debt to EBITDA Ratio

1. (excluding, to the extent otherwise constituting Senior Debt, Earn-Outs)	$

2. Consolidated EBITDA	$
(from Item C(5) above)

3. Ratio of (1) to (2)	to 1

4. Maximum allowed	2.25 to 1

F. Section 10.11(d) - Unencumbered Fixed Assets*

Describe Assets	Value
	$
	$
	$
	$

Total Value
Minimum Required Value		$45,000,000

*Include source of valuations for individual assets, or groups of related assets, in excess of $                 million.

SCHEDULE OF ADDRESSEES

Private Bank
120 South LaSalle Street
2nd Floor
Chicago, IL 60603
Attn:  John O’Connell

Bank of the West
15165 Ventura Boulevard
Suite 445
Sherman Oaks, CA 91403
Attn:  David Alterman

Iberia Bank
601 Poydras Street
New Orleans, LA 70130
Attn:  Edgar Santa Cruz

Prudential Investment Management, Inc.

c/o Prudential Capital Group

2200 Ross Ave., Suite 4200E

Dallas, TX  75201

The Prudential Insurance Company of America

c/o Prudential Capital Group

2200 Ross Ave., Suite 4200E

Dallas, TX  75201

Physicians Mutual Insurance Company

c/o Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

2200 Ross Ave., Suite 4200E

Dallas, TX  75201

Globe Life and Accident Insurance Company

c/o Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

2200 Ross Ave., Suite 4200E

Dallas, TX  75201

SCHEDULE OF SUBSIDIARIES

Onquest, Inc.

Cardinal Contractors, Inc.

GML Coatings, LLC

Primoris Energy Services Corporation DBA Sprint Pipeline

Saxon Construction, Inc.

James Construction Group, L.L.C.

BTEX Materials, LLC

Miller Springs Materials, L.L.C.

Q3 Contracting, Inc.

ARB, Inc.

Rockford Corporation

ARB Structures, Inc.

Juniper Rock Corporation

Primoris Renewables, LLC

Stellaris LLC

All Day Electric Company, Inc.

Alaska Continental Pipeline, Inc.

Calidus, LLC

Exhibit 4.4(a)

SCHEDULE OF UCC-1 FINANCING STATEMENTS

Filing Office*
Primoris Services Corporation	Delaware

Onquest, Inc.	California

Cardinal Contractors, Inc.	Florida

GML Coatings, LLC	Florida

Primoris Energy Services Corporation	Texas

Primoris Energy Services Corporation DBA Sprint Pipeline Services	Texas

Saxon Construction, Inc.	Texas

James Construction Group, L.L.C.	Florida

BTEX Materials, LLC	Louisiana

Miller Springs Materials, L.L.C.	Texas

Q3 Contracting, Inc.	Minnesota

ARB, Inc.	California

Rockford Corporation	Oregon

ARB Structures, Inc.	California

Juniper Rock Corporation	California

Primoris Renewables, LLC	California

Stellaris LLC	Nevada

All Day Electric Company, Inc.	California

Alaska Continental Pipeline, Inc.	Delaware

Calidus, LLC	Nevada

*Filing Office — In the case of Florida, the Florida Secured Transactions Registry; in the case of Louisiana, the Office of the Clerk of Court of East Baton Rouge Parish; in the case of each other state, the office of the Secretary of State of such state.

Exhibit B-1

GUARANTY AGREEMENT

Dated as of December 28, 2012

of

ARB, INC.

ARB STRUCTURES, INC.

ALASKA CONTINENTAL PIPELINE, INC.

ALL DAY ELECTRIC COMPANY, INC.

CARDINAL CONTRACTORS, INC.

GML COATINGS, LLC

JAMES CONSTRUCTION GROUP, L.L.C.

JUNIPER ROCK CORPORATION

ONQUEST, INC.

PRIMORIS RENEWABLES, LLC

ROCKFORD CORPORATION

STELLARIS LLC

Q3 CONTRACTING, INC.

PRIMORIS ENERGY SERVICES CORPORATION

CALIDUS, LLC

SAXON CONSTRUCTION, INC.

BTEX MATERIALS, LLC

MILLER SPRINGS MATERIALS, L.L.C.,

and
THE OTHER GUARANTORS PARTY HERETO

FROM TIME TO TIME

i

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of December 28, 2012 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Guarantors”), in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I.             PRIMORIS SERVICES CORPORATION, a Delaware corporation (the “Company”), is entering into a Note Purchase and Private Shelf Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”) with Prudential Investment Management, Inc. and the other Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement.  Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.            The Company has authorized the issue and sale, pursuant to the Note Agreement, of 3.65% Senior Secured Notes, Series A, due December 28, 2022 in the aggregate principal amount of $50,000,000 (as amended, restated, supplemented or otherwise modified from time to time, together with any notes issued in substitution therefor, the “Series A Notes”).  The Company has also authorized the issuance of additional senior secured promissory notes in an aggregate principal amount set forth in the Note Agreement (the “Shelf Notes”).  The Series A Note(s), the Shelf Notes and the other Notes (as defined in the Note Agreement) shall be collectively referred to as the “Notes”.

III.          It is a condition to the agreement of the Purchasers to purchase (x) the Series A Notes on the date hereof and (y) from time to time, each other Note issued by the Company in accordance with the Note Agreement that this Guaranty Agreement shall have been executed and delivered by the Guarantors and shall be in full force and effect.

IV.          Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement.  The board of directors (or similar governing body) of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement, the purchase of the Series A Notes and, from time to time, the purchase of each other Note issued by the Company in accordance with the Note Agreement, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 23.            GUARANTY.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the

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principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes, the Note Agreement, or the other Note Documents.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes, the Note Agreement, or the other Note Documents.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (by their acceptance of this Guaranty Agreement, and on behalf of themselves and their successors and assigns) and each Guarantor hereby agrees that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder.  Each

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Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 24.            OBLIGATIONS ABSOLUTE.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect until the payment in full in cash of all of the Guaranteed Obligations (subject to reinstatement as set forth in Section 6), without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement, the other Note Documents or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder shall not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Without limiting the generality of the foregoing, to the fullest extent permitted by law, each Guarantor waives any rights and defenses which are or may become available to such Guarantor by reason of California Civil Code §§2787 through 2855, 2899 and 3433 and California Code of Civil Procedure §§580a, 580b, 580d and 726.  Accordingly, each Guarantor waives all rights and defenses that such Guarantor may have because the Company’s debt is

3

secured by real property.  This means, among other things:  (A) the holders may collect from such Guarantor without first foreclosing on any real or personal property Collateral pledged by the Company; and (B) if the Collateral Agent forecloses on any real property Collateral pledged by the Company:  (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price, and (2) the holders may collect from such Guarantor even if the Collateral Agent, by foreclosing on the real property Collateral, has destroyed any right such Guarantor may have to collect from the Company.  This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Company’s debt is secured by real property.  These rights and defenses include, but are not limited to, any rights of defenses based upon §§580a, 580b, 580d or 726 of the California Code of Civil Procedure.  Further, each Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure §580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.  As provided below, this Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The foregoing is included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty Agreementor the Guaranteed Obligations.

Section 25.                                   WAIVER.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement, the other Note Documents or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 26.                                   OBLIGATIONS UNIMPAIRED.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other

4

obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable  in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 27.                                   SUBROGATION AND SUBORDINATION.

(a)                                Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been paid in full in cash.

(b)                                Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)                                 If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

5

(d)                                Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)                                 Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement, the other Note Documents or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 28.                                   REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 29.                                   RANK OF GUARANTY.

All payment obligations of each Guarantor under this Guaranty Agreement in respect of the Notes and this Guaranty Agreement shall be maintained (i) at a rank pari passu with all payment obligations of such Guarantor under this Guaranty Agreement and the Notes guaranteed thereby, without any preference among themselves and (ii) not less than pari passu in respect of all other secured Indebtedness (actual or contingent) of such Guarantor.

Section 30.                                   MAINTENANCE OF EXISTENCE.

So long as any of the Notes are outstanding and, in the event that no Notes are outstanding, for so long as the Company may request the purchase of any Shelf Notes under the Note Agreement, each Guarantor agrees that, unless the Required Holders otherwise consent in writing, subject to Section 10.3 of the Note Agreement, each Guarantor will at all times preserve and keep in full force and effect its existence.

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Section 31.                                   REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR.

Each Guarantor represents and warrants to each holder as follows:

Section 31.1                            Organization; Power and Authority.  Such Guarantor is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the corporate, limited partnership or limited liability company, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 31.2                            Authorization, Etc.  This Guaranty Agreement has been duly authorized by all necessary corporate, limited partnership or limited liability company, as applicable, action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 31.3                            Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement.

Section 31.4                            Information Regarding the Company.  Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, operations, financial condition and business of the Company.  No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

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Section 31.5                            Compliance With Laws, Other Instruments, Etc.  The execution, delivery and performance by each Guarantor of this Guaranty Agreement and the other Note Documents will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Liens arising under any of the other Note Documents) in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

Section 32.                                   TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash, and shall be subject to reinstatement pursuant to Section 6.

Section 33.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement.  Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 34.                                   AMENDMENT AND WAIVER.

Section 34.1                            Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Sections 2, 3, 4, 5, 6, 7, 10 or 12 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

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Section 34.2                            Solicitation of Holders of Notes.

(a)                                Solicitation.  Each Guarantor will provide each holder of any Notes (irrespective of the amount of Notes then owned by it) with reasonably sufficient information, reasonably far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 34.3                            Binding Effect.  Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Guarantors and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 34.4                            Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 35.                                   NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

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(a)                                 if to any Guarantor, to such Guarantor at c/o PRIMORIS SERVICES CORPORATION, 26000 Commercentre Dr., Lake Forest, CA, 92630, to the attention of John M. Perisich, or such other address as such Guarantor shall have specified to the holders in writing, or

(b)                                 if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

Section 36.                                   MISCELLANEOUS.

Section 36.1                            Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guaranty Joinder substantially in the form of Exhibit A attached hereto and delivering the same to the holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 36.2                            Severability.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 36.3                            Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 36.4                            Further Assurances.  At any time or from time to time upon the request of the Required Holders, each Guarantor, and any of its Subsidiaries, shall promptly execute, acknowledge and deliver all such further documents and do such other acts as the Required Holders may reasonably request in order to effect fully the purposes of the other Note Documents and this Guaranty Agreement.

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Section 36.5                            Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 36.6                            Counterparts.  This Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto

Section 36.7                            Jurisdiction and Process; Waiver of Jury Trial.

(a)                                Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                Each Guarantor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 14.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                                 Nothing in this Section 14.7 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                THE GUARANTORS AND EACH HOLDER OF ANY NOTES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 36.8                            Reproduction of Documents.  This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall

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be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 14.8 shall not prohibit any Guarantor or any other holder of any Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

PRIMORIS RENEWABLES, LLC

By:
Title:

ARB, INC.	ALL DAY ELECTRIC COMPANY, INC.

By:	By:
Title:	Its:

ARB STRUCTURES, INC.	ALASKA CONTINENTAL PIPELINE, INC.

By:	By:
Title:	Its:

CARDINAL CONTRACTORS, INC.	CALIDUS, LLC

By:	By:
Title:	Its:

JUNIPER ROCK CORPORATION	BTEX MATERIALS, LLC

By:	By:
Title:	Its:

ONQUEST, INC.	MILLER SPRINGS MATERIALS, L.L.C.

By:	By:
Title:	Its:

STELLARIS LLC	GML COATINGS, LLC

By:	By:
Title:	Its:

JAMES CONSTRUCTION GROUP, L.L.C.	SAXON CONSTRUCTION, INC.

By:	By:
Title:	Its:

ROCKFORD CORPORATION	Q3 CONTRACTING, INC.

By:	By:
Title:	Its:

PRIMORIS ENERGY SERVICES CORPORATION

By:
Title:

Signature Page to Guaranty Agreement

EXHIBIT A

GUARANTY JOINDER

THIS GUARANTY JOINDER (this “Guaranty Joinder”), dated as of [                                   , 20    ] is made by [                              ], a [                              ] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below.

PRELIMINARY STATEMENTS:

I.                                        PRIMORIS SERVICES CORPORATION, a Delaware corporation (the “Company”), has authorized the issue and sale, pursuant to the Note Purchase and Private Shelf Agreement dated as of December 28, 2012 (as amended, restated supplemented or otherwise modified from time to time, the “Note Agreement”), of 3.65% Senior Secured Notes, Series A, due December 28, 2022, in the aggregate principal amount of $50,000,000 (as amended, restated, supplemented or otherwise modified from time to time, together with any notes issued in substitution therefor, the “Series A Notes”).  The Company has also authorized the issuance of additional senior secured promissory notes in an aggregate principal amount set forth in the Note Agreement (the “Shelf Notes”).  The Series A Notes, the Shelf Notes and the other Notes (as defined in the Note Agreement) shall be collectively referred to as the “Notes”.

II.                                   The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guaranty Joinder in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of December 28, 2012 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”) executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guaranty Joinder pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes.

III.                              The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement, the other Note Documents and the Notes issued thereunder.

IV.                               Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

NOW THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders, from time to time, of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt

A-1

performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.7 of the Guaranty Agreement.

Notice of acceptance of this Guaranty Joinder and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guaranty Joinder to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor[s]

A-2

Exhibit B-4

FORM OF SUBORDINATION AGREEMENT

Date:                              , 20

Subordination Agreement

Primoris Services Corporation, a Delaware corporation (“Primoris”) has received loans, credit and other financial accommodations from The PrivateBank as Administrative Agent for itself and other lenders and from Prudential Investment Management, Inc. which is acting as agent for various noteholders (all such loans and accommodations are “Superior Indebtedness”, as described below, and such creditors’ agent or representative are herein called the “Senior Creditors”).

The undersigned is a creditor (the “Subordinate Creditor”) of Primoris or one of its subsidiaries (the “Borrower”).  In consideration of loans made or to be made, credit given or to be given, or other financial accommodations afforded or to be afforded to Primoris, on such terms as may be agreed upon between the Senior Creditors (the indebtedness of Borrower to which is the “Superior Indebtedness”) and Primoris, the Subordinate Creditor agrees that all monetary obligations of the Borrower to the Subordinate Creditor except for (i) wages earned and (ii) other payments (such as reimbursements and appropriate bonuses) to be made in the ordinary course of the Borrower’s business (collectively, the “Subordinated Indebtedness”) now existing or hereafter arising and howsoever evidenced or acquired (the aggregate principal amount of such Subordinated Indebtedness as of the date hereof being that amount outstanding pursuant to that certain Promissory Note, in form attached hereto as EXHIBIT A, in the face amount of                                      and 00/100 Dollars ($                        ) (the “Promissory Note”) of the Borrower payable to the Subordinate Creditor) shall be and remain junior and subordinate to the Senior Indebtedness whether now existing or hereafter arising, whether direct or indirect, secured or unsecured, absolute or contingent, joint and several, and howsoever owned, or acquired and whether the Borrower is or is not in bankruptcy, receivership, liquidation or any similar insolvency proceeding.

Addresses for notice purposes are set forth on the signature page.

Without limiting the generality of the foregoing, the Subordinate Creditor further agrees as follows:

1(a).                       Except as provided in Section 1(c), so long as there is any default (whether with respect to payment or otherwise), or default would result therefrom, on any Superior Indebtedness no payment of principal or interest (notwithstanding the expressed maturity or any time for the payment of principal on the Promissory Note) shall be made on the Promissory Note except with the Senior Creditors’ prior written consent and the Subordinate Creditor will take no steps, whether by suit or otherwise to compel or enforce the collection of the Promissory Note, nor will the Subordinate Creditor use the Promissory Note by way of counterclaim, set off, recoupment or otherwise as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the Subordinate Creditor to the Borrower.

1(b).                       The Subordinate Creditor shall not be entitled to accelerate outstanding obligations payable by the Borrower under the Promissory Note until 180 days after the date that the default giving rise to such right to accelerate was triggered and notice thereof was delivered to the Senior Creditors.

1(c).                        The Borrower may, however, pay scheduled principal (including scheduled prepayments of principal) and interest on the Promissory Note without obtaining written consent of the Senior Creditors, so long as no event of default on Superior Indebtedness has occurred, or will occur as a result of such payment, and Subordinate Creditor need not give the Senior Creditors notice of such payments.

2.                                      The Senior Creditors need not at any time give the Subordinate Creditor notice of any kind of the creation or existence of any Superior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived.  Also, the Senior Creditors may at any time from time to time, without the consent of or notice to the Subordinate Creditor, without incurring responsibility to the Subordinate Creditor, and without impairing or releasing the obligation of the Subordinate Creditor under this agreement (i) renew, refund, refinance or extend the maturity of any Superior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Superior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Borrower and others, including any guarantors or the Subordinate Creditor.

3.                                      The Subordinate Creditor without prior written consent of the Senior Creditors will not sell, assign, transfer, pledge or hypothecate any Subordinated Indebtedness, or any part thereof, or agree to discharge or forgiveness of the same so long as there remains any Superior Indebtedness except subject to and in accordance with the terms hereof and upon the agreement of the transferee or assignee to abide by and be bound by the terms hereof.

4.                                      Upon receipt of notice of a default under the Superior Indebtedness or, regardless of notice, upon the bankruptcy, reorganization, receivership or liquidation of the Borrower, then until the Superior Indebtedness has been paid in full the Subordinate Creditor shall not be entitled to, and shall not accept any payment or distribution with respect to the Subordinated Indebtedness and will turn over to the Agent for the benefit of the Senior Creditors, in the form received, any such payment or other distribution the Subordinate Creditor does receive.

5.                                      The Subordinate Creditor will cause all Subordinated Indebtedness to be at all times evidenced by the Promissory Note or notes of the Borrower and will cause all such notes to bear thereon a legend substantially as follows:

“The indebtedness evidenced by this Note is subordinate to any and all indebtedness, obligations and liabilities of the maker hereof to certain of the Borrower’s secured lenders and their successors and assigns in the manner and to the extent set forth in that certain Subordination Agreement dated                           , 20      , to which reference is hereby made for a more full statement thereof.  The holder has agreed thereby without said lenders’ written consent not to sell, assign, transfer, pledge or hypothecate this Note.”

6.                                      This Subordination Agreement shall be continuing and binding until terminated in writing by the Senior Creditors.

(“Subordinate Creditor”)

By:
Its:

Address:

The PrivateBank and Trust Company
as Administrative Agent, Collateral Agent
and Lender
120 South LaSalle Street
2nd Floor
Chicago, Illinois 60603

Prudential Investment Management, Inc.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Primoris Services Corporation hereby acknowledges receipt of a copy of the above Subordination Agreement and agrees to be bound by the terms and provisions thereof, to make no payment or distribution contrary to the terms thereof and to do every other act and thing necessary or appropriate to be done or performed by it in order to carry out the terms of the Subordination Agreement.

Dated: ,

Section 37. Primoris Services Corporation

By:
Its: